UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 16, 2020

The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on Wednesday, December 16, 2020 at 9:30 a.m., Eastern Standard Time. In light of the public health impact of the coronavirus (COVID-19) pandemic and in order to protect the health and well-being of our stockholders, the Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/CMD2020. There will be no physical in-person meeting. We are holding the Annual Meeting to:

1.	Elect as directors the ten (10) nominees named in the attached Proxy Statement (Proposal 1);

2.	Conduct an advisory vote on the compensation of the Company’s Named Executive Officers (Proposal 2);

3.	Consider and approve the Cantel Medical Corp. 2020 Equity Incentive Plan (Proposal 3);

4.	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2021 (Proposal 4); and

5.	Transact such other business as may properly be brought before the meeting.

The record date for the Annual Meeting is November 2, 2020. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2020 is being mailed with this Proxy Statement.

You are invited to virtually attend the Annual Meeting. Your vote is very important. Whether or not you plan to attend the meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet or by requesting a printed copy of the proxy materials and completing, signing, and returning the proxy card enclosed therein in order that your vote can be recorded.

By the order of the Board of Directors

Jeff Z. Mann
Corporate Secretary

Little Falls, New Jersey

November 18, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on December 16, 2020.

This Proxy Statement and the Company’s Annual Report are all available free of charge at www.proxyvote.com.

Cantel Medical Corp.

 150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

Information about the Annual Meeting

Cantel Medical Corp. (we, us, our, Cantel or the Company) is providing these proxy materials in connection with the solicitation by our Board of Directors (the Board) of proxies to be voted at our 2020 Annual Meeting of Stockholders to be held on Wednesday, December 16, 2020 beginning at 9:30 a.m. Eastern Standard Time via the internet at www.virtualshareholdermeeting.com/CMD2020 and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about November 18, 2020. You should review this information together with our 2020 Annual Report to Stockholders, which accompanies this Proxy Statement.

Q: Why did you send me this Proxy Statement?

A: We sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the meeting) to be held virtually on Wednesday, December 16, 2020, or any adjournments of the meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q: Who can vote at the meeting?

A: Only stockholders of record as of the close of business on November 2, 2020 are entitled to vote at the meeting. On that date, there were 42,244,563 shares of our common stock (each, a share) outstanding and entitled to vote.

Q: What will I need in order to attend the meeting?

A: You are entitled to attend the meeting only if you were a stockholder of record as of the close of business on November 2, 2020, or you hold a valid proxy for the meeting. You may attend the meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/CMD2020 and using your 16-digit control number to enter the meeting. If you do not comply with the procedures outlined above, you will not be admitted to the meeting.

Q: How many shares must be present to conduct the meeting?

A: We must have a “quorum” present in person or by proxy to hold the meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q: What matters are to be voted upon at the meeting?

A: Four proposals are scheduled for a vote:

●	Election as directors of the ten nominees named in this Proxy Statement, to serve until the first Annual Meeting of Stockholders following the fiscal year ending July 31, 2021 (fiscal year 2021);

●	Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers (as defined below);

●	Approval of the Cantel Medical Corp. 2020 Equity Incentive Plan (2020 Equity Plan); and

●	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

As of the date of this Proxy Statement, these four proposals are the only matters that our Board intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q: How does the Board recommend that I vote?

A: The Board recommends that you vote:

●	FOR the election of each of the nominees for director named in this Proxy Statement;

●	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s Named Executive Officers;

●	FOR the proposal to approve the 2020 Equity Plan; and

●	FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

Q: How do I vote before the meeting?

A: You may vote your shares by mail by filling in, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone and Internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

With respect to the election of directors, you may vote “FOR” or “AGAINST” or abstain from voting with respect to each nominee. Similarly, for the approval of all other matters, you may vote “FOR” or “AGAINST” or abstain from voting.

Q: May I vote and participate at the meeting?

A: Yes, you can participate in the meeting online at www.virtualshareholdermeeting.com/CMD2020. You may vote and submit questions while attending the meeting virtually. You will need the sixteen-digit control number included on your proxy card or on the instructions accompanying your Proxy Statement in order to enter the meeting. As always, not all questions may be answered online.

Even if you plan to virtually attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event that you later decide not to attend the meeting.

Q: How do I vote if my broker holds my shares in “street name”?

A: If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

Q: What should I do if I receive more than one set of proxy materials?

A: You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q: How many votes do I have?

A: Each share that you own as of the close of business on November 2, 2020 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on November 2, 2020, there were 42,244,563 shares outstanding.

Q: May I change my vote?

A: Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote prior to the meeting by executing a valid proxy bearing a later date and delivering it to us prior to the meeting at Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary. You may also withdraw your prior vote and submit your vote during the meeting by giving written notice to our Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Secretary.

Q: How are my shares voted if I submit a proxy but do not specify how I want to vote?

A: If you submit a properly executed proxy card, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

●	FOR the election of each of the nominees for director named in this Proxy Statement;

●	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s Named Executive Officers;

●	FOR the proposal to approve the 2020 Equity Plan; and

●	FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

Q: What is a broker non-vote?

A: If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the proposal to ratify the selection of Deloitte & Touche LLP even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors or the advisory vote on executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q: What vote is required to elect directors?

A: Under our By-laws and our Corporate Governance Guidelines, nominees for director must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the meeting. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” a director nominee and therefore have no impact on the outcome of director elections. Any nominee who does not receive a majority of votes cast “FOR” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Our Board’s Nominating and Governance Committee (Nominating Committee) would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to publicly disclose its decision. In a contested election, the required vote would be a plurality of votes cast.

Q: What happens in an uncontested election if an incumbent director does not receive enough votes to be elected?

A: Pursuant to our Corporate Governance Guidelines, each director who fails to receive the required number of votes cast for his or her re-election is required to tender his or her resignation to the Board. Such resignation is subject to acceptance by the Board. In order to ensure that the Company always has a fully functioning Board, if an incumbent director fails to receive the required number of votes cast, he or she continues as a director. The Nominating Committee will act on an expedited basis to determine whether to accept or reject the director’s resignation and will submit such recommendation to the Board for prompt consideration. The Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board will make its decision public as soon as practicable following the meeting.

Q: What vote is required to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers?

A: This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. Since it is an advisory vote, the provisions of our By-laws regarding the vote required to “approve” a proposal are not applicable to this matter. In order to be approved on an advisory basis, this proposal must receive the “FOR” vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote on the matter. Abstentions will not be counted as votes cast and, therefore, have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Q: What vote is required to approve the 2020 Equity Plan?

A: For approval of this proposal, the proposal must receive the “FOR” vote of a majority of votes cast by stockholders present at the meeting or by proxy and entitled to vote on the matter. Abstentions will not be counted as votes cast and, therefore, have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Q: What vote is required to ratify the selection of Deloitte & Touche LLP as Cantel’s independent registered public accounting firm for fiscal year 2021?

A: For approval of this proposal, the proposal must receive the “FOR” vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote on the matter. Because this proposal is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions will not be counted as votes cast and, therefore, have no effect on the proposal.

Q: Who will count the votes?

A: Votes will be counted by an independent inspector of election appointed by the Company.

Q: Who pays for the solicitation of proxies?

A: We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q: How can I find out the results of the voting at the meeting?

A: We will announce preliminary results at the meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K within four business days after the meeting.

Q: What is “householding” and how does it work?

A: The SEC’s “householding” rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary, or by calling us at (973) 890-7220. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the notices of stockholder meetings and related proxy statements to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the notices of stockholder meetings and proxy statements, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address, who are currently receiving multiple copies of the notice of stockholders meetings and proxy statements and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Director and Officer Owners

The table below shows the number of shares of our common stock beneficially owned as of the close of business on November 2, 2020 by each of our current directors and nominees for director, and each Named Executive Officer listed in the 2020 Summary Compensation Table below, as well as the number of shares beneficially owned by all of our directors and current executive officers as a group. The table and footnotes also include information about stock options held by directors and executive officers under the Company’s 2006 Equity Incentive Plan (2006 Equity Plan) and 2016 Equity Incentive Plan (2016 Equity Plan), if any.

Beneficial Owners	Number of Shares(1)	Options Currently Exercisable or Exercisable Within 60 Days	Total Beneficial Ownership(2)	Percent of Class
Alan R. Batkin	55,650	—	55,650	*
Ann E. Berman	7,724	—	7,724	*
Shaun M. Blakeman	1,237	—	1,237	*
Brian R. Capone	2,497	—	2,497	*
Peter G. Clifford	18,045	—	18,045	*
Charles M. Diker(3)	3,718,353	—	3,718,353	8.8%
Mark N. Diker(4)	530,490	—	530,490	1.3%
Anthony B. Evnin	10,197	—	10,197	*
Laura L. Forese	5,635	—	5,635	*
George L. Fotiades	121,352	—	121,352	*
Jean Maier-Casner	1,634	—	1,634	*
Jeff Z. Mann	2,656	—	2,656	*
Ronnie Myers	1,955	—	1,955	*
Karen N. Prange(5)	—	—	—	*
Peter J. Pronovost	21,035	—	21,035	*
Seth M. Yellin	24,100	—	24,100	*
All Directors, Nominees for Director, and Executive Officers as a group (16 persons)(6)	4,522,560	—	4,522,560	10.7%

*	Represents beneficial ownership of less than one percent (1.0%).

(1)	Excludes unvested restricted stock units (RSUs) for which the named person does not have voting or disposition rights within 60 days from November 2, 2020.

(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 2, 2020 upon the exercise of options, if any. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from November 2, 2020 have been exercised.

(3)	Includes an aggregate of 853,617 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 375,962 shares owned by Mr. Diker’s wife, (ii) 184,074 shares held in accounts for Mr. Diker’s grandchildren over which he exercises investment discretion (including 96,916 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iii) 29,430 shares held by the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (iv) 166,121 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors and (v) 98,030 shares held in certain other trading accounts over which Mr. Diker exercises investment discretion.

(4)	Includes an aggregate of 97,916 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 1,000 shares owned by Mr. Diker’s wife and (ii) 96,916 shares owned by a trust for the benefit of his children for which Mr. Diker may be deemed to be the beneficial owner.

(5)	Ms. Prange was awarded 1,935 shares on July 31, 2020, which will vest on July 31, 2021.

(6)	Includes those shares set forth in footnotes (3) and (4) above (but without double counting the 96,916 shares beneficially owned by both Charles M. Diker and Mark N. Diker disclosed in footnotes (3) and (4) above).

Beneficial Owners

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), as of November 2, 2020, the only persons known by us to be the beneficial owner of more than 5% of our common stock was as follows:

Name	Address	Number of Shares	Percent of Class
BlackRock, Inc.	55 East 52nd Street New York, NY 10055	4,610,227(1)	10.9%
Brown Capital Management, LLC	1201 N. Calvert Street Baltimore, MD 21202	3,928,146(2)	9.3%
Charles M. Diker	150 Clove Road Little Falls, NJ 07424	3,718,353(3)	8.8%
The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	3,345,328(4)	7.9%
Green Equity Investors Side VII, L.P.	11111 Santa Monica Boulevard Los Angeles, CA 90025	2,600,000(5)	6.2%

(1)	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on July 10, 2020.

(2)	This information is based solely on a Schedule 13G/A filed by Brown Capital Management, LLC with the SEC on February 14, 2020.

(3)	See Footnote 3 under table of Director and Officer Owners above.

(4)	This information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020.

(5)	This information is based solely on a Schedule 13G filed by Green Equity Investors Side VII, L.P. with the SEC on October 5, 2020.

Delinquent Section 16(a) Reports

Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during the fiscal year ended July 31, 2020 (fiscal year 2020), our executive officers and directors and all persons holding more than 10% of our common stock timely filed all such Section 16(a) reports except as described herein. On April 17, 2020, Brian Capone had 172 shares withheld by the Company to fulfill income tax obligations on the vesting of a grant for which a Form 4 was required to be filed within two business days of the withholding. A Form 5 reporting this withholding was filed on September 9, 2020. On May 11, 2020, Peter Clifford had 1,496 shares withheld by the Company to fulfill income tax obligations on the vesting of a grant for which a Form 4 was required to be filed within two business days of the withholding. The Form 4 was filed on July 10, 2020. On May 13, 2020, Shaun Blakeman had 303 shares withheld by the Company to fulfill income tax obligations on the vesting of a grant for which a Form 4 was required to be filed within two business days of the withholding. The Form 4 was filed on July 10, 2020. On May 16, 2020, Seth Yellin had 764 shares withheld by the Company to fulfill income tax obligations on the vesting of a grant for which a Form 4 was required to be filed within two business days of the withholding. The Form 4 was filed on July 10, 2020.

PROPOSAL 1

ELECTION OF DIRECTORS

Our entire Board is elected each year at the Annual Meeting of Stockholders. The Board is currently comprised of ten members. All of the nominees listed below are incumbent directors. All of the nominees listed below were elected at the 2019 Annual Meeting of Stockholders. The nomination of each nominee to serve for a one-year term was recommended by our Nominating Committee and approved by the Board. The ten nominees include seven independent directors as defined in the NYSE rules and regulations.

A majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the meeting). A majority of the votes cast means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Our Corporate Governance Guidelines contain detailed procedures to be followed in the event that one or more directors do not receive a majority of the votes cast. Each nominee elected as a director will continue in office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or retirement. Each person nominated has agreed to serve if elected.

The persons named as proxies intend to vote the proxies “FOR” the election of each of the nominees unless you indicate on the proxy card that your vote should be against or abstain from voting with respect to any of the nominees. If for some reason any director nominee is unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on the proxy card, the proxies will be voted in favor of the remaining nominees.

Director Nominees at a Glance

Name	Age	Director Since	Primary Occupation
Alan R. Batkin	76	2004	Former Vice Chairman of Eton Park Capital Management, L.P. and Kissinger Associates, Inc.; Director of Mack-Cali Realty Corporation
Ann E. Berman	68	2011	Certified Public Accountant and Former Senior Advisor to the President of Harvard University; Director of Loews Corporation and Eaton Vance Corporation
Charles M. Diker	85	1985	Chairman of the Board of Cantel Medical Corp.; Director of Loews Corporation
Mark N. Diker	54	2007	Chief Executive Officer and Co-Founder of Diker Management LLC
Anthony B. Evnin	79	2017	Partner of Venrock venture capital firm; Director of AVEO Pharmaceuticals, Inc. and Infinity Pharmaceuticals, Inc.
Laura L. Forese	59	2015	Executive Vice President and Chief Operating Officer of NewYork Presbyterian; Chairwoman of the Board of Directors of NIH Clinical Center
George L. Fotiades	67	2008	Chief Executive Officer of Cantel Medical Corp.
Ronnie Myers	68	2016	Dean of Touro College of Dental Medicine at New York Medical College
Karen N. Prange	56	2019
Director of Nevro Corp and AtriCure, Inc.; Former Executive Vice President and Chief Executive Officer of Global Animal Health, Medical and Dental Surgical Group at Henry Schein Inc.; Strategic Advisory Board of Nuvo Group

Peter J. Pronovost	55	2017	Chief Clinical Transformation Officer of University Hospitals

Diversity of Experience

90% Industry	50% Global Operations and Manufacturing
30% Medical/Dental Professional	70% Investor
80% Finance and Accounting	80% Risk Management

Diversity of Age	Diversity of Tenure

80% of directors less than 15 years 50% of directors less than 6 years

Diversity	Independence

70% of directors are independent 100% of committee members are independent

The following persons have been nominated as directors:

ALAN R. BATKIN

Former Vice Chairman of Eton Park Capital Management, L.P. and Kissinger Associates, Inc.

Director since: 2004; Independent	Other Public Company Boards: Director of Mack-Cali Realty Corporation
Age: 76
Lead Independent Director

Executive Highlights:

Prior to his retirement in 2018, Mr. Batkin served as Chairman and Chief Executive Officer of Converse Associates, Inc., a strategic advisory firm, since January 2013, and continues to serve as a consultant for the firm. From February 2007 until December 2012, Mr. Batkin served as Vice Chairman of Eton Park Capital Management, L.P., an investment firm. For more than five years prior thereto, Mr. Batkin served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. He is also a director of Mack-Cali Realty Corporation (NYSE), a real estate investment trust, and was previously a director of Omnicom Group, Inc. (NYSE), a global marketing and corporate communications company, and Pattern Energy Group, Inc. (Nasdaq), an independent power company. We believe that Mr. Batkin’s specific banking, international business, consulting and directorial experience described above qualify him for service on the Board.

ANN E. BERMAN

Certified Public Accountant and Former Senior Advisor to the President of Harvard University

Director since: 2011; Independent	Other Public Company Boards: Director of Loews Corporation and Eaton Vance Corporation
Age: 68

Executive Highlights:

From October 1994 through June 2009, Ms. Berman served in various financial and risk management capacities at Harvard University, most recently (commencing April 2006) as senior advisor to the president of Harvard University and prior thereto as Vice President of Finance and Chief Financial Officer. Ms. Berman is a Certified Public Accountant, and is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include: a commercial property-casualty insurer; a natural gas transportation and storage company; a luxury lodging company; and a packaging solutions company; and director and Audit Committee Chair for Eaton Vance Corporation, an investment manager. In addition, Ms. Berman serves on the Board of Trustees of Beth Israel Deaconess Medical Center and is chairwoman of its Compliance and Risk Committee. We believe that Ms. Berman’s accounting and financial management expertise, service as an audit committee member and chair of other public companies, and depth of experience in risk management qualify her for service on the Board.

CHARLES M. DIKER

Chairman of the Board of Cantel Medical Corp.

Director since: 1985	Other Public Company Boards:
Age: 85	Director of Loews Corporation

Executive Highlights:

Chairman of the Board since 1986. Mr. Diker was responsible for the Company’s transitioning into infection prevention. He has also served as Chairman and co-founder of Diker Management LLC, a registered investment adviser investing in innovative small cap growth companies across technology, consumer, industrial and healthcare industries. He is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include: a commercial property-casualty insurer; a natural gas transportation and storage company; a luxury lodging company; and a packaging solutions company. Previously, Mr. Diker was a director of six NYSE-listed companies and two additional companies on the Nasdaq. We believe that Mr. Diker’s thirty-four years of service as Chairman and a director of Cantel, knowledge of the Company’s business and his strong strategic vision for the Company qualify him to serve on the Board.

MARK N. DIKER

Chief Executive Officer and Co-Founder of Diker Management LLC

Director since: 2007
Age: 54

Executive Highlights:

Chief Executive Officer and co-founder of Diker Management LLC, a registered investment adviser investing in innovative small cap growth companies across technology, consumer, industrial and healthcare industries. Mr. Diker was also a co-founding partner of Arsenal Capital Partners, a middle-market private equity firm making control investments in healthcare and industrial companies. Prior, Mr. Diker was a general partner at Geocapital Partners, a venture capital firm where he focused on investing in software, e-commerce, and business service growth stage companies, and held board positions of several private companies and one public company. Mr. Diker also worked for Bankers Trust Company in project finance and equity derivatives as a Vice President, stationed in Japan. We believe that Mr. Diker’s experience in business strategy, capital markets, information technology, and investment-related matters qualifies him to serve on the Board.

ANTHONY B. EVNIN

Partner of Venrock venture capital firm

Director since: 2017; Independent	Other Public Company Boards: Director of AVEO Pharmaceuticals Inc. and Infinity Pharmaceuticals Inc.
Age: 79

Executive Highlights:

Partner of Venrock, a venture capital firm focused on technology and health care sectors, since 1975. Mr. Evnin currently serves on the board of directors of AVEO Pharmaceuticals, Inc. (Nasdaq) and Infinity Pharmaceuticals, Inc. (Nasdaq), as well as on the Boards of two private companies. He was formerly a director of over 35 companies, both public and private, in the life sciences area, including Constellation Pharmaceuticals, Inc. (Nasdaq) and Juno Therapeutics, Inc. (nasdaq). He is a Member of the Boards of Overseers and Managers of Memorial Sloan Kettering Cancer Center, a Trustee of The Jackson Laboratory, a Director of the New York Genome Center, a Member of the Board of Directors of the Albert and Mary Lasker Foundation, a Trustee Emeritus of Princeton University, and a Trustee Emeritus of The Rockefeller University. He holds a Ph.D. in Chemistry from the Massachusetts Institute of Technology. We believe that Mr. Evnin’s long time experience in the healthcare and life sciences area qualifies him to serve on the Board.

LAURA L. FORESE

Executive Vice President and Chief Operating Officer of NewYork-Presbyterian

Director since: 2015; Independent
Age: 59

Executive Highlights:

Executive Vice President and Chief Operating Officer of NewYork-Presbyterian, a comprehensive academic health care delivery system in collaboration with two renowned medical schools, Weill Cornell Medicine and Columbia University College of Physicians & Surgeons. NewYork-Presbyterian includes academic medical centers, regional hospitals, employed and affiliated physician practices and ambulatory and post-acute facilities. Dr. Forese is responsible for all enterprise operations, risk management, and strategy and execution of acquisitions and partnerships. She is also chairwoman of the board of directors of NIH Clinical Center, the nation’s premier hospital devoted to clinical research. Dr. Forese was President of NYP Healthcare System (now subsumed into NewYork-Presbyterian) from 2013 to 2015 and Group Senior Vice President and Chief Operating Officer of NYP/Weill Cornell from 2011 to 2015. We believe that Dr. Forese’s experience as a hospital executive, faculty member and practicing physician in one of the largest health care enterprises in the United States, as well as her depth of experience in risk management, qualify her to serve on the Board.

GEORGE L. FOTIADES

Chief Executive Officer of Cantel Medical Corp.

Director since: 2008	Other Public Company Boards:
Age: 67	Director of Prologis Inc. and Chairman
of the Board of AptarGroup Inc.

Executive Highlights:

Chief Executive Officer of Cantel Medical Corp. Previously, Operating Partner at Five Arrows Capital Partners (Rothschild Merchant Banking) from April 2017 through February 2019. From April 2007 through April 2017, Mr. Fotiades was Partner, Healthcare investments at Diamond Castle Holdings, LLC, a private equity firm. For more than five years prior thereto, he served as President and Chief Operating Officer of Cardinal Health, Inc., a leading provider of healthcare products and services. Prior to that position, he served as President and Chief Executive Officer of Cardinal Health, Inc.’s Pharmaceutical Technologies and Services segment, as well as in a variety of executive roles, including president of Warner-Lambert’s consumer healthcare business and senior positions at Bristol-Myers Squibb, Wyeth and Procter & Gamble. Mr. Fotiades is also a director of Prologis, Inc. (NYSE), a leading owner, operator and developer of industrial real estate, and Chairman of the Board of AptarGroup Inc. (NYSE), a leader in the global dispensing systems industry. He has served as Vice Chairman of the Board of Cantel since April 2008. We believe that Mr. Fotiades’ detailed knowledge of the Company’s business and operations, his current service as Chief Executive Officer of the Company, and his extensive experience in executive management of global operations, strategic planning, and sales and marketing, particularly in the healthcare industry, qualify him to serve on the Board.

RONNIE MYERS

Dean of the Touro College of Dental Medicine at New York Medical College

Director since: 2016; Independent
Age: 68

Executive Highlights:

Dean of the Touro College of Dental Medicine at New York Medical College since July 2017, previously having served as Senior Associate Dean for Academic and Administrative Affairs since June 2016. From January 2011 to June 2012 and then again from August 2013 to May 2016, Dr. Myers served as Vice Dean for Administration of Columbia University College of Dental Medicine. He served as Interim Dean of Columbia University College of Dental Medicine from July 2012 to July 2013 and Associate Dean for Clinical Affairs from 1997 to 2010. Dr. Myers maintained a private practice in general dentistry for 36 years and currently delivers lectures on the topic of infection prevention in the field of dentistry. We believe that Dr. Myers’ experience in dentistry and infection prevention, coupled with his practical experience, qualify him to serve on the Board.

KAREN N. PRANGE

Former Executive Vice President and Chief Executive Officer of Global Animal Health, Medical and Dental Surgical Group at Henry Schein Inc.; Strategic Advisory Board of Nuvo Group

Director since: 2019; Independent	Other Public Company Boards:
Age: 56	Director of Nevro Corp. and AtriCure, Inc.

Executive Highlights:

Director of Nevro Corp. and AtriCure, Inc. since 2019. Previously Executive Vice President and Chief Executive Officer of Global Animal Health, Medical and Dental Surgical Group at Henry Schein Inc. Prior to that, she has held senior executive positions with leading medical device companies, including Boston Scientific Corporation, as Senior Vice President and President of the Urology and Pelvic Health business unit from 2012 to 2016 and Johnson & Johnson, where she spent 17 years in several cardiovascular, neurovascular and neuroscience medical device businesses. She also serves on the strategic advisory board of Nuvo Group, an emerging leader in maternal-fetal connected health. We believe that Ms. Prange’s extensive experience in executive management, market development, portfolio strategy and global product commercialization, particularly in the healthcare industry, qualifies her to serve on the Board.

PETER J. PRONOVOST

Chief Clinical Transformation Officer of University Hospitals

Director since: 2017; Independent
Age: 55

Executive Highlights:

Chief Clinical Transformation Officer, University Hospitals since October 2018. Prior to that, beginning in January 2018, Dr. Pronovost served UnitedHealth Group Incorporated as its Senior Vice President for Clinical Strategy and then as its Chief Medical Officer. Previously, Dr. Pronovost was professor of anesthesiology and critical care medicine, surgery, nursing, health policy and management, engineering, and business at the Johns Hopkins University School of Medicine, where he had served since July 2011. He is a practicing critical care physician who is dedicated to finding ways to make hospitals and healthcare safer for patients. In June 2011, he was named director of the new Armstrong Institute for Patient Safety and Quality at Johns Hopkins, as well as Johns Hopkins Medicine’s senior vice president for patient safety and quality. Dr. Pronovost is also a member of the Institute of Medicine-National Academy of Science. In 2008 he was named one of Time magazine’s 100 most influential people in the world for his work in improving healthcare safety. He is a lecturer and author in the fields of patient safety and healthcare management. Additionally, Dr. Pronovost is a researcher centered on improving the quality of care. Previously, from January 2010 to June 2015, Dr. Pronovost served as a director of the Company. We believe that Dr. Pronovost’s position as a world renowned leader of patient safety and quality qualifies him to serve on the Board.

The Board recommends that you vote “FOR” the election of each of the ten nominees.

CORPORATE GOVERNANCE

We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area.

WHAT WE DO

Annual Director Election	Independent Lead Director

Majority Election	Annual Say-on-Pay Vote

Substantial Majority of Independent Directors	Regular Executive Sessions

WHAT WE DON’T DO

No Supermajority Voting Provisions	No Poison Pill

Code of Business Conduct and Ethics; Executive Compensation Clawback Policy

All of our directors, executive officers and employees are required to comply with our Code of Business Conduct and Ethics. You can access our Code of Business Conduct and Ethics by clicking on the “Corporate Governance” link in the “Investor Relations” section of our website at www.cantelmedical.com. The Code of Business Conduct and Ethics is also available without charge in print to any requesting stockholder. We post amendments to, and waivers of, our Code of Business Conduct and Ethics, as applicable, on our website.

We have an Executive Compensation Clawback Policy under which a designated officer of the Company, if found to have engaged in misconduct causing a restatement of our financial statements, could have any or all of his or her compensation recovered by the Company to the extent of the benefit received by such officer based on the financial statements that were restated. You can access our Executive Compensation Clawback Policy by clicking on the “Corporate Governance” link in the “Investor Relations” section of our website at www.cantelmedical.com.

Corporate Governance Guidelines

Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating Committee and the Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. You can access our Corporate Governance Guidelines by clicking on the “Corporate Governance” link in the “Investor Relations” section of our website at www.cantelmedical.com. The Corporate Governance Guidelines are also available without charge in print to any requesting stockholder.

Certain Relationships and Related Person Transactions

Our Corporate Governance Guidelines address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, any related person transaction that would require disclosure by us under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, including those with respect to a director, a nominee for director or an executive officer, must be reviewed and approved or ratified by the Nominating Committee, excluding any director(s) interested in such transaction. Any such related person transactions will only be approved or ratified if the Nominating Committee determines that such transaction will not impair the involved person(s)’ service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

Mark N. Diker, our Chairman’s son, has served as a director of Cantel since October 18, 2007. Because of such family relationship, he is not treated as an independent director. During fiscal year 2020, as with our other non-employee directors, Mr. Mark Diker received compensation of $30,000 and was awarded 1,935 RSUs under the 2016 Equity Plan in connection with his directorship at Cantel.

Other than compensation paid to our executive officers and directors and disclosed in this Proxy Statement or otherwise approved by our Compensation Committee or Board, we did not engage in any related person transactions in fiscal year 2020.

BOARD MATTERS; COMMITTEES

Board Meetings and Attendance of Directors

The Board held six meetings, four regular meetings and two special meetings, during fiscal year 2020. During fiscal year 2020, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which she or he served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All ten individuals then serving as members of the Board attended our last Annual Meeting of Stockholders.

Director Independence

In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board has affirmatively determined that the following seven directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Exchange Act and within the NYSE definition of “independence”: Alan R. Batkin, Ann E. Berman, Anthony B. Evnin, Laura L. Forese, Ronnie Myers, Karen N. Prange and Peter J. Pronovost. Our Board has also concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board. Independent directors receive no compensation from us for service on the Board or the Committees other than directors’ fees and equity grants under our 2016 Equity Plan (and, if approved at the meeting, our 2020 Equity Plan).

Executive Sessions; Lead Independent Director

As required by the NYSE listing standards, our non-management directors meet in executive sessions at which only non-management directors are present. Such meetings are held following every regular meeting of the board of directors. Meetings of non-management directors are generally followed by meetings of the independent directors.

Mr. Batkin serves as the lead independent director and is the chairperson for all non-management and independent director meetings. He was selected by our non-management directors to serve in such position last year after serving as presiding director each year since December 2004. The lead independent director’s responsibilities include presiding at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors; serving as liaison between the chairman and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; and if requested by any major shareholders, ensuring that he or she is available for consultation and direct communication.

Communications with Directors; Hotline

Cantel takes seriously the concerns of its employees, stockholders and other interested parties. Cantel's global third-party hotline site provides these individuals with the ability to report anonymously where local law permits or requires, including matters to be addressed to the Board, any individual director, any Committee or the lead independent director. Cantel’s Speak-Up! Line is accessible at https://secure.ethicspoint.com/domain/media/en/gui/61652/index.html. You may file a report or inquiry through the online portal; the site also provides telephone numbers to access the hotline in over 100 countries. An outside vendor collects all reports or complaints and delivers them to our General Counsel and Chief Compliance Officer, who, in appropriate cases, forwards them to the Audit Committee or the appropriate director or group of directors or members of management.

All stockholders and other interested parties may contact the entire Board, any Committee, the Lead Independent Director, or any other non-management directors as a group or any individual director through Cantel's Speak-Up! Line. An outside vendor collects all reports or complaints and delivers them to our General Counsel, who, in appropriate cases, forwards them to the Audit Committee and/or the appropriate director or group of directors or member of management.

Additional information regarding the hotline can be found by clicking on the “Corporate Governance” link in the “Investor Relations” section of our website at www.cantelmedical.com.

Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. All members of the Audit Committee, the Compensation Committee and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. The Board-approved charters of each of the committees can be found by clicking on the “Corporate Governance” link in the “Investor Relations” section of our website at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Secretary.

Audit Committee. The Audit Committee is composed of Ms. Berman (Chair), Ms. Prange, Mr. Batkin and Dr. Myers. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Ms. Berman qualifies as an “audit committee financial expert” for purposes of the federal securities laws. Ms. Berman developed such qualifications through her skills as a CPA and her service as a Vice President of Finance and CFO of Harvard University.

The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

Additionally, the Audit Committee supervises our enterprise risk management committee, which monitors and escalates enterprise level issues, including cybersecurity matters, to the appropriate management levels within our organization and to members of our Board of Directors as appropriate. The Audit Committee receives regular reports from both the enterprise risk management committee and the internal auditor. Matters determined by the enterprise risk management committee to present potential material impacts to our financial results, operations or reputation are immediately reported by management to the chair of our Audit Committee. In addition, the Audit Committee regularly meets in executive session with the internal and external auditors, as well as the Company’s General Counsel and Chief Compliance Officer.

The Audit Committee held seven meetings during fiscal year 2020, of which four were meetings held prior to the filing of our Quarterly Reports on Form 10-Q or Annual Report on Form 10-K for the primary purpose of reviewing such reports and the quarterly financial closing process.

Compensation Committee. The Compensation Committee is composed of Mr. Batkin (Chair), Ms. Berman, and Drs. Forese and Myers. The Compensation Committee performs the following functions: (1) discharging the Board's responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations and (3) administering our equity incentive plans in accordance with the terms of such plans. The Compensation Committee held six meetings during fiscal year 2020. In discharging its responsibilities, the Compensation Committee, among other things, evaluates the CEO’s performance and determines and approves the CEO’s compensation level based on such evaluation. The Compensation Committee also determines and approves the compensation of other executive officers. The CEO makes recommendations to the Compensation Committee regarding the amount and form of his compensation and the compensation of our other executive officers.

As described further in “Compensation Discussion and Analysis” below, the Compensation Committee retained Frederic W. Cook & Co., Inc. (FW Cook), an independent compensation consultant, to provide advice with respect to executive compensation for fiscal year 2020. FW Cook’s primary responsibilities in fiscal year 2020 included updating our peer group companies, benchmarking the compensation of our CEO and other executive officers, incentive design and facilitating the compensation risk assessment.

Compensation Committee Interlocks and Insider Participation. None of the directors who served on the Compensation Committee during fiscal year 2020 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person. During fiscal year 2020, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

Nominating Committee. The Nominating Committee is composed of Dr. Forese (Chair), Mr. Evnin and Dr. Pronovost. The Nominating Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; (3) overseeing evaluation of the Board and management and (4) reviewing and assessing the compensation paid to members of the Board and its committees. The Nominating Committee held four meetings during fiscal year 2020. The Nominating Committee is also responsible for overseeing the management team’s effort concerning diversity, equity and inclusion.

Board Leadership Structure

The CEO and Chairman roles at Cantel are separated between George L. Fotiades and Charles M. Diker, respectively, in recognition of their differing responsibilities. The CEO is responsible for leading the organization’s day-to-day performance, executing the Company’s strategies and ensuring the success of our acquisition program. The Chairman is responsible for advising the CEO on matters such as the strategic direction of the Company, collaborating on acquisitions and presiding over meetings of the Board. Although we do not have a formal policy regarding whether the offices of Chairman and CEO should be separate, our Board believes that the existing leadership structure, with the separation of the Chairman of the Board and CEO roles and a strong Lead Independent Director role, enhances the accountability of the CEO to the Board and strengthens the Board’s independence from management. In addition, the Board believes that having a separate Chairman creates an environment that is more conducive to the objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders.

Board Role in Risk Oversight

The Board, through its Audit Committee, is responsible for oversight of the Company’s management of enterprise risks, including cybersecurity. Cantel’s senior management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of enterprise risks, as well running its enterprise risk management committee, which is supervised by the Audit Committee. Additional details are set forth above under “Audit Committee.”

Management of the Company advises the Audit Committee and Board on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. We do not believe our Board’s oversight of risk influences our leadership structure, though we believe our leadership structure helps mitigate risk by separating oversight of our day-to-day business from the oversight of our Board.

Selection of Nominees for Election to the Board

The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will consider nominees recommended by stockholders and believes that its process produces nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

The Nominating Committee and the Board select candidates on the basis of qualification and experience, without discriminating on the basis of race, color, national origin, gender, sex, sexual orientation or religion. The Nominating Committee will consider, among other things, the following factors to evaluate potential nominees: the Board’s current composition, including expertise, diversity (including diversity of background, skills, experience, gender, race and ethnicity), independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and Company policies or procedures. The Board believes that diversity leads to better and more effective governance and, therefore, seeks a diverse pool of candidates. Personal integrity is also foremost in the Nominating Committee’s consideration, as are other more general qualifications such as concern for the Company’s success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to the Company and freedom from conflicts of interests.

Annual Performance Evaluation of the Board

The Board conducts a self-evaluation annually to determine whether it, its Committees, and its individual directors are functioning effectively. This evaluation is required to be performed by an external evaluator at least once every three years, which is scheduled to be performed next in fiscal year 2021. The full Board discusses the evaluation report to determine what, if any, action could improve Board, Board committee, and individual director performance.

Sustainability

In addition to our corporate governance policies, sustainability and social responsibility are key focuses of our business. At Cantel, our mission has always been to deliver infection prevention services and solutions that improve outcomes and save lives. Our commitment to our patients, customers, communities and investors includes a commitment to responsible business practices and transparent disclosure of our environmental, social and governance performance, and has been the driving force behind several expanded and new initiatives. Addressing our environmental footprint improves the well-being of our patients, customers, employees, communities and investors. For more information, please see our 2020 Corporate Responsibility Report available at www.cantelmedical.com/CRR-2020 or use the barcode below.

EXECUTIVE OFFICERS OF CANTEL

Name	Age	Position
Charles M. Diker	85	Chairman of the Board
George L. Fotiades	67	Chief Executive Officer
Shaun M. Blakeman	42	Senior Vice President and Chief Financial Officer
Peter G. Clifford	50	President and Chief Operating Officer
Seth M. Yellin	46	Executive Vice President and Chief Growth Officer
Brian R. Capone	45	Senior Vice President, Corporate Controller and Chief Accounting Officer
Jean M. Casner	62	Senior Vice President and Chief Human Resources Officer
Jeff Z. Mann	48	Senior Vice President, General Counsel and Secretary

Set forth below is certain biographical information concerning our current executive officers who are not also directors.

Mr. Blakeman has served as Senior Vice President and Chief Financial Officer of the Company since May 2019. In this role, he is responsible for all financial reporting, financial planning and analysis, auditing, treasury, strategic planning and management, and investor relations. Mr. Blakeman worked for Cantel from 2016 to 2018 serving as the Vice President of Finance for Cantel’s Medical division. Prior to rejoining the Company, Mr. Blakeman was Senior Finance Director at Medtronic plc. Prior to that, he held leadership roles with increasing responsibility including Vice President, Diaphragm and Dosing Pump Platform business at IDEX Corporation and Controller for Latin American Operations for Warren Rupp, Inc., another division of IDEX.

Mr. Clifford has served as the President and Chief Operating Officer of the Company since August 2020, and as Executive Vice President and Chief Operating Officer since May 2019. Prior to his appointment as Chief Operating Officer, Mr. Clifford served as Executive Vice President and Chief Financial Officer of the Company since May 2015. Prior to joining the Company, Mr. Clifford served in various financial positions with increasing responsibility for over twenty years. For more than five years prior to joining the Company, he was Group Vice President of Operations Finance and Information Technology for IDEX Corporation.

Mr. Yellin has served as Executive Vice President and Chief Growth Officer of the Company since February 2020, and prior to that as Executive Vice President, Strategy and Corporate Development since September 2016. Previously, from March 2013 to September 2016, he served as Senior Vice President, Corporate Development, and from April 2012 through March 2013, he served as Vice President, Corporate Development. From January 2011 through January 2012, Mr. Yellin was an analyst in the Medical Devices & Life Science Tools segment of Citadel Asset Management.

Mr. Capone was appointed Senior Vice President, Corporate Controller and Chief Accounting Officer in October 2018, having previously served as Vice President, Chief Accounting Officer and Vice President, Corporate Controller for the Company since April 2017. Prior to joining the Company, Mr. Capone served as the Assistant Corporate Controller for Stryker Corporation from October 2014 to April 2017, and Director, External Financial Reporting and Technical Accounting for Quest Diagnostics Incorporated from March 2012 to October 2014. Prior to those roles, Mr. Capone served in various financial reporting roles at Genzyme Corporation and CVS Health Corporation.

Ms. Casner has served as the Company’s Senior Vice President and Chief Human Resources Officer since March 2019. In this role, she is responsible for the global human resources function, including its people strategy, policies, systems and processes such as talent management, succession planning, learning and development, compensation and benefits, performance and recruiting. Ms. Casner joined Cantel in 2017 as Vice President, Benefits, Compensation and HR Operations. Prior to Cantel, Ms. Casner held HR leadership positions at the National Basketball Association from July 2008 to May 2015, Merck & Co., Inc. from January 2004 to June 2008, The Dial Corporation (now owned by Henkel Corporation) from July 1993 to July 2001, Johnson & Johnson from 1991 to 1993, and ORC Worldwide (now owned by Mercer LLC) from September of 1980 to December 1990.

Mr. Mann was appointed Senior Vice President, General Counsel and Secretary of the Company as of August 1, 2019, and has additionally served as the Chief Compliance Officer for the Company since March 2020. During fiscal year 2020, Mr. Mann also served as the interim leader for Global R&D. Prior to that, Mr. Mann served as the Vice President, Deputy General Counsel of the Company since June 2018. Mr. Mann joined the Company after serving in various legal leadership roles at Boston Scientific Corporation since 2004.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our “Named Executive Officers” (NEOs) for fiscal year 2020, who were:

•	Charles M. Diker - Chairman of the Board

•	George L. Fotiades - Chief Executive Officer

•	Shaun M. Blakeman - Senior Vice President and Chief Financial Officer

•	Peter G. Clifford - President and Chief Operating Officer

•	Seth M. Yellin - Executive Vice President and Chief Growth Officer

•	Jeff Z. Mann - Senior Vice President, General Counsel and Secretary

Fiscal Year 2020 Performance Results

Fiscal year 2020 has proved to be one of the most challenging years in history for Cantel and our shareholders. The year began with the transformative acquisition of Hu-Friedy Mfg. Co., LLC, only to be followed by the worldwide COVID-19 pandemic. The pandemic, lockdowns and ongoing changes in patient behavior had a significant negative impact on elective medical and dental procedures in hospitals and clinics, which directly impacted our Medical and Dental segments. During this unprecedented time, Cantel took substantial actions to continue serving our customers, protect our employees, manage expenses, and preserve cash.

Key financial results for fiscal year 2020 compared with fiscal year 2019 were as follows:

•	Net sales increased by 10.7% to a record $1.0 billion from $918.2 million, with organic sales decline of 6.0%,

•	Net income under generally accepted accounting principles (GAAP) decreased by 75.1% to $13.7 million from $55.0 million, and

•	At the end of the year, our net debt (total long-term debt net of cash) was $835.5 million, up $647.0 million from the prior year as a result of the Hu-Friedy acquisition.

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program.

WHAT WE DO
Mixture of short-term and long-term incentives	Stock ownership guidelines
Mixture of fixed and variable compensation	Peer group reviews
Clawbacks	Independent compensation consultant
Double-trigger for change in control vesting	Compensation risk assessment

WHAT WE DON’T DO
General tax gross ups	Stock repricing
Executive perquisites	Hedging or pledging

How Pay Was Tied to the Company’s Performance in Fiscal Year 2020

As discussed below, payment of cash incentive awards is tied to financial performance and we have, since fiscal year 2017, granted performance-based equity grants in addition to strictly time-based equity grants for our senior corporate executives. Our fiscal year 2020 results and compensation decisions illustrate that our pay-for-performance philosophy works as intended, with incentive-based cash bonuses and equity awards being driven by performance. As seen across industries, the COVID-19 pandemic significantly impacted the financial performance of the Company, particularly in the second half of fiscal year 2020. Due to the Company’s financial metric achievements during the pandemic falling below our fiscal year 2020 minimum thresholds as established for purposes of executive compensation, our NEOs did not receive annual cash bonuses. In addition, the Company implemented multiple cash-preserving actions throughout the pandemic, including temporary reductions of pay or temporary suspensions of pay, as the case may be, across our senior corporate executive team.

Regardless of the external factors largely outside of Company control, we regard the non-achievement and non-payment of cash bonuses as consistent with our pay-for-performance philosophy, and the non-payment of cash bonuses, alongside our cash-preserving actions, as a testament to our commitment to meeting short-term and long-term business objectives and preserving stockholder value.

Compensation Philosophy and Objectives

The approach to our compensation is designed to accomplish the following objectives:

•	Pay-for-Performance. To reward performance that drives the achievement of the Company’s short-term and long-term goals and ultimately, stockholder value.

•	Align Management and Stockholder Interests. To align the interests of our executive officers with our stockholders by using long-term, equity-based incentives, maintaining stock ownership and retention guidelines that encourage a culture of ownership, and rewarding executive officers for sustained and superior Company performance as measured by operating results and relative total stockholder return (TSR).

•	Attract, Retain, and Motivate Talented Executives. To compete and provide incentives for talented, high-performing executives.

•	Address Risk-Management Considerations. To motivate our executives to pursue objectives that create long-term stockholder value and discourage behavior that could lead to unnecessary or excessive risk-taking inconsistent with our strategic and financial objectives by providing a certain amount of fixed pay and balancing our executives’ at-risk pay between short-term (one-year) and long-term (three-year) performance horizons, using a variety of financial and other performance metrics.

•	Support Financial Efficiency. To reward both business growth and profitability and to help ensure that payouts under our cash-based and equity-based incentive awards are appropriately supported and funded by performance.

What the Company’s Compensation Program is Designed to Reward

The Company’s business plan emphasizes growth through the expansion of existing operations (i.e., organic growth), the addition of new businesses and products through acquisitions, and product development. This strategy is advanced by identifying and acquiring businesses; effectively integrating acquired operations, employees, products, and technologies into the organization; retaining and motivating key employees throughout the Company; and attracting and retaining customers. In addition, the Company relies on its executives to sustain and efficiently manage current businesses while adapting and growing its business segments in response to the ever-changing competitive landscape. The compensation program is designed to reward the NEOs and other executives for successfully managing these tasks, increasing earnings of the Company, and creating stockholder value.

The abilities and performance of the Company’s executives are critical to the Company’s long-term success, and the objectives of the compensation program are designed to complement each other by balancing the Company’s interest in achieving both its short-term and long-term goals. Base salary and incentive-based cash bonuses are paid to reward performance and the achievement of short-term objectives, and equity awards are used to align the executives’ interests with the long-term success of the Company and to attract and retain executives.

Responsibilities in Setting Executive Compensation

The Compensation Committee has responsibility for determining executive compensation. The Compensation Committee is made up entirely of independent directors as defined by our Governance Guidelines and NYSE listing standards. It regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. In particular, the Compensation Committee (i) oversees our executive compensation program, (ii) approves the performance goals for our NEOs and other executives and evaluates results against those targets each year, (iii) determines and approves the compensation of our CEO and our other NEOs, as well as any other executive officers of the Company and division and region presidents and (iv) makes recommendations to the Board with respect to the structure of overall cash incentive and equity-based plans. The Compensation Committee makes its determinations regarding executive compensation after consulting with the CEO and the Compensation Committee’s independent compensation consultant (as further described below). Its decisions are based on a variety of factors, including the Company’s performance, individual executives’ performance, and input and recommendations from the CEO. Additional factors considered in executive compensation decisions include each individual’s skill set relative to industry peers, overall experience and time in the position, the critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, and role relative to that of other executive officers. NEOs and other executives do not have a role in the determination of their own compensation, but the CEO does discuss his or her compensation with the Compensation Committee.

Following the Compensation Committee’s determination of the Chairman’s annual equity award and other compensation, the Board is given the opportunity to consider and ratify such compensation.

Role of Compensation Data and Independent Consulting Firm

The Compensation Committee retained FW Cook as an independent compensation consultant to provide advice with respect to executive compensation for fiscal year 2020. With respect to the compensation of our CEO and other senior executives in fiscal year 2020, FW Cook conducted a review for the Compensation Committee of the Company’s peer group, which consists of public companies engaged in our industry, in related industries, or that possess size or other characteristics which are similar to ours, as well as compensation data of the peer group companies, and survey data and benchmarking information.

After review, FW Cook confirmed that the peer group identified and updated for fiscal year 2019 was still the appropriate group. That group consists of: CONMED Corporation, DENTSPLY SIRONA, Inc., Globus Medical, Inc., Haemonetics Corporation, ICU Medical, Inc., Integer Holdings Corporation (f/k/a Greatbatch, Inc.), Integra LifeSciences Corporation, Masimo Corporation, Merit Medical Systems Inc., Natus Medical Inc., NEOGEN Corporation, NuVasive, Inc., Steris plc, Varian Medical Systems, Inc., and Wright Medical Group, Inc.

The Compensation Committee used the peer group data principally to obtain a general understanding of median base salary, bonus and long-term incentive levels paid to chief executive officers in the healthcare industry and to determine where compensation levels of the Company’s CEO and other executives fell relative to median compensation levels of comparable industry executives. The data showed that the combined base salaries and short-term cash incentives were within a competitive range relative to the medians in the peer group, but that the combined long-term incentives were significantly below the median of the comparative group. The Compensation Committee utilized this and additional benchmarking data to assess salaries, incentives, and benefits of the CEO and other executives which informed compensation setting for fiscal year 2021. This same process was conducted within fiscal year 2019 and led to an in-depth revision of the perquisites which were provided exclusively to executives, all of which were discontinued by the Compensation Committee in fiscal year 2020, effective December 1, 2019. See “Post-Retirement and Other Benefits” for more information about the eliminated perquisites.

FW Cook’s primary responsibilities in fiscal year 2020 included identifying our peer group companies, benchmarking the compensation of our CEO and other executive officers, assessing the existing annual and long-term incentive plan designs, facilitating the compensation risk assessment, and providing advice to the Compensation Committee on refinements and modifications to the plans in preparation for fiscal year 2021. FW Cook presented peer based data and market trends on the competitiveness of the Company’s executive compensation program, incentive plan design, risk and reward structure of executive compensation plans, and compensation benchmarking for the CEO and other executives.

The Compensation Committee has assessed the independence of FW Cook pursuant to the NYSE listing standards and SEC rules and is not aware of any conflict of interest that would prevent FW Cook from providing independent advice to the Committee concerning executive compensation matters.

Elements of the Compensation Program; Why the Compensation Committee Chose Each Element and How Each Relates to the Company’s Objectives

The two principal elements comprising executive compensation are cash and equity awards. The cash element is divided into base salary and annual cash incentives. The equity element for new grants consists of RSUs under the Company’s 2016 Equity Plan. These elements complemented each other and gave the Compensation Committee flexibility to create compensation packages that provided short-term and long-term incentives in line with the Company’s approach to compensation. Such approach was designed to provide the executive sufficient cash to be competitive with other employment opportunities, while at the same time providing the executive with an incentive to build stockholder value by aligning the executive’s interests with those of our stockholders.

Commencing with fiscal year 2017, equity awards are granted at the beginning of the fiscal year and include performance-based equity grants, as described below, in addition to time-based equity grants. Therefore, the equity grants made to executives at the beginning of fiscal year 2020 (in October 2019) were attributable to fiscal year 2020, and were in the form of time-based and performance-based RSUs.

Cash

Base salary is the primary fixed element of the Company’s compensation program and is used to attract and retain, as well as motivate and reward, executive officers. In determining the base salary of NEOs, the Compensation Committee considers the experience, skills, knowledge, and responsibilities required of the executive officer in his or her role, specifically, the functional role of the position, the level of the individual’s responsibility and the Company’s ability to replace the individual.

Short-term incentive compensation is an opportunity for executives to receive cash bonuses based on the Company’s or its divisions’ or regions’ annual financial performance. The short-term incentive compensation is intended to reward performance for the most recently completed fiscal year when financial objectives are achieved and to motivate and retain qualified individuals who have the opportunity to influence future results, advance business objectives and enhance stockholder value. Likewise, this element of compensation is designed to provide a reduced award or no award when financial objectives are not achieved. Target amounts for the annual bonus opportunity are historically established within 75 days after the commencement of the fiscal year and are based on achievement of one or more financial metrics. The exact annual metric and targets are determined and approved by the Compensation Committee each year.

For fiscal year 2020, the Compensation Committee also established a target level, as a percentage of base salary, for each member of senior management (exclusive of Mr. Diker) for purposes of determining cash bonuses. Mr. Diker is excluded because the Compensation Committee determines his annual bonus on a discretionary basis. Factors included in the process of determining senior management target levels were business performance, scope of responsibilities and accountability, competitive and other industry compensation data, special circumstances and expertise, individual performance, comparison with compensation of our other senior managers and recommendations of the CEO. Achievement of the target levels was based on attainment of the Company’s fiscal year 2020 targeted net sales, non-GAAP EBITDAS (earnings before interest, taxes, depreciation, amortization, and stock-based compensation), and, in the case of division and region presidents, non-GAAP operating income for the applicable division or region. For all executives, Company net sales and non-GAAP EBITDAS results were also required to meet or exceed fiscal year 2019 results for any payout to occur. In regards to our NEOs, target bonus levels were weighted 50% tied to the net sales metric and 50% tied to the non-GAAP EBITDAS metric.

Equity

The primary purpose of equity grants is to contribute to the motivation of key employees in accomplishing the Company’s long-term strategic, operational, and financial objectives as well as stockholder value goals. Equity awards (which may consist of restricted stock awards (RSAs), RSUs, stock options, stock appreciation rights or performance awards) are granted to NEOs under our 2016 Equity Plan in order to give them an ownership interest in the Company, thereby aligning their interests with those of the stockholders and providing a long-term incentive. RSAs and RSUs consist of awards of the Company’s common stock subject to specified vesting restrictions or conditions including, among other things, continued employment with the Company. Stock options and stock appreciation rights (rights to receive a payment equal to the increase in fair market value of the Company’s common stock since the grant date thereof) are equity awards whose value depends on an increase in the Company’s common stock price. For more than the past five years, the Compensation Committee has awarded only RSAs and RSUs and no stock options to management, other than Mr. Diker who, prior to fiscal year 2016, received stock options. Grants of RSAs and RSUs have intrinsic value regardless of price appreciation, and may create a stronger alignment of interests between management and other stockholders. In addition, the Compensation Committee believes that due to their intrinsic value, RSAs and RSUs may have a stronger retentive effect on management than stock options. Since fiscal year 2018, the Company has exclusively granted time-based and performance-based RSUs to executives.

The Compensation Committee has typically imposed time-based vesting conditions on both time-based and performance-based RSAs and RSUs because it believes that time-based vesting conditions encourage recipients of awards to remain employed by the Company and continue to provide services, and also encourages recipients to build stockholder value over a long period of time.

During fiscal year 2020 (in October 2019), RSUs were granted to senior management under the Company’s 2016 Equity Plan. One-half of the awards were time-based RSUs and one-half were performance-based RSUs. Recipients of these time-based and performance-based RSUs will accrue cash dividend equivalents equal in amount to the cash dividends that would have been paid to the recipient had he or she owned one share for each yet-unpaid RSU as of such payment date. However, recipients of RSUs will not be paid dividend equivalents unless and until their units vest. Until such time, dividend equivalents will accrue and be subject to the same vesting and forfeiture restrictions as the RSUs to which they are attributable.

Risk in Our Compensation Program

The Compensation Committee commissioned an independent review by FW Cook to consider the risks that may exist in the Company’s compensation plans and the factors that mitigate against the plans creating material risks to the Company. After considering the results of the review, the Compensation Committee believes that the risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company. The Compensation Committee further concluded that the mix and design of the short-term and long-term elements of executive compensation provides appropriate incentives to executives while mitigating excessive risk-taking.

The provisions within our overall executive compensation program that mitigate against risk-taking include:

•	An appropriate balance between annual cash compensation and equity compensation that is earned over a period of three years;

•	Caps on the payouts under incentive plans, which protect against executives taking short-term actions to maximize bonuses that are not supportive of long-term objectives;

•	Including both growth (net sales) and profitability (non-GAAP EBITDAS) financial metrics in our cash incentive plans, thereby discouraging revenue generation at the expense of profitability;

•	Clawback provisions applicable to current and former executives that enable the recapture of previously paid compensation under certain circumstances, which serve as a deterrent to inappropriate risk-taking activities;

•	Stock ownership guidelines that require executive officers to accumulate minimum levels of equity ownership in the Company, which align executives’ short-term and long-term interests with those of the Company’s stockholders; and

•	Maintenance of an insider trading policy which prohibits executive officers and other insiders from selling Company shares short, carrying out hedging activities, and pledging shares of Company stock for loans.

We believe that the base salary levels of our executives mitigate excessive risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics. The performance measures used for both short-term and long-term incentives are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn all or a substantial portion of their target bonus annually and long-term incentives over time. The Compensation Committee believes that extraordinary performance warrants a higher payout on both short-term and long-term performance-based awards but with a cap of 200% of targeted cash bonus or equity compensation, as the case may be, which further mitigates the likelihood that our executives will take excessive risks.

The financial metrics used for fiscal year 2020 short-term cash incentives were net sales, non-GAAP EBITDAS, and, in the case of division and region presidents, budgeted non-GAAP operating income for the applicable division or region. For all executives, Company net sales and non-GAAP EBITDAS results were also required to meet or exceed fiscal year 2019 results for any payout of cash awards to occur. Long-term incentives for fiscal year 2020 consisted of time-based RSUs vesting over three years and performance-related RSUs based on a three-year relative TSR performance criterion, equally weighted. For a more detailed description of the performance measures used in our compensation plan, see “How the Compensation Committee Chose Amounts and Formulas for Each Element” section. Therefore, executives always have a significant amount of value at stake through unvested awards that could decrease significantly in value if our business is not managed for the long term. The Compensation Committee further retains discretion to reduce or not pay awards under these plans due to a NEO’s misconduct or poor performance.

How the Compensation Committee Chose Amounts and Formulas for Each Element

Base Salary. Currently, the Compensation Committee approves the base salaries of all NEOs; however, the base salary of Mr. Diker, who provides services to the Company on a part time basis, is also subject to approval by the Compensation Committee in consultation with the independent members of the Board.

Base salary increases for executives, as applicable, were made effective as of December 1, 2019 as compensation in lieu of forfeited perquisites which were discontinued on the same date. Additional base salary increases (i.e., merit increases) were not provided in fiscal year 2020.

In response to business challenges resulting from the COVID-19 pandemic, the Company also implemented multiple cash-preserving actions, including temporary reductions of pay, or temporary suspensions of pay, as the case may be, across our senior corporate executive team. Additional information about the individual actions taken can be found in the footnotes of the Summary Compensation Table.

The base salary history of NEOs during fiscal year 2020 is as follows:

NEO	Starting FY2020 Base Salary 8/1/19	Base Salary 12/1/19	Final Base Salary 7/31/20	% Increase
Mr. Diker	$405,746	$405,746	$405,746	—%
Mr. Fotiades(1)	$850,000	$850,000	$850,000	—%
Mr. Blakeman	$350,000	$370,000	$370,000	6%
Mr. Clifford(2)	$550,000	$570,000	$570,000	4%
Mr. Yellin	$416,438	$436,438	$436,438	5%
Mr. Mann	$360,000	$380,000	$380,000	6%

(1) Per his offer letter upon being appointed as President and Chief Executive Officer in March of 2019, Mr. Fotiades’ base salary was $850,000. As previously disclosed, Mr. Fotiades voluntarily reduced that base salary by 50% for fiscal year 2019 only.

(2) Mr. Clifford was promoted to President and Chief Operating Officer effective August 3, 2020 (in fiscal year 2021) and received a promotion-based annual salary increase to $700,000 effective on that date.

Cash Bonuses. Our NEOs (other than Mr. Diker) are eligible to receive cash bonus awards based on the Company’s achievement of performance targets for each fiscal year ending July 31. Mr. Diker receives a fixed cash bonus award approved at the discretion of the Compensation Committee.

Though when hired, Mr. Fotiades was eligible for an annual cash bonus at a target level of 100% of his base salary, he, in an effort to support supplementary compensation incentives for other executives and employees, requested that the Compensation Committee not award him a cash bonus for fiscal year 2019, effective for fiscal year 2019 only. Likewise, Mr. Diker’s bonus was capped at $50,000, as compared to the $150,000 that had been awarded for the past four years.

Subsequently at the start of fiscal year 2020, Mr. Fotiades requested that his bonus target be removed entirely, effective for fiscal year 2020 only, as a measure to support the financial performance of the Company. Likewise to support the financial performance of the Company, Mr. Diker’s fixed cash bonus award target was reduced by half, to $75,000, for fiscal year 2020 only.

For fiscal year 2020, the target incentive awards, established as a percentage of base salary of the NEO as of the fiscal year end, and as a fixed dollar amount in the case of Mr. Diker, were set by the Compensation Committee as set forth below.

NEO	Target Incentive Award
Mr. Diker	$75,000
Mr. Fotiades	None
Mr. Blakeman	55%
Mr. Clifford	90%
Mr. Yellin	55%
Mr. Mann	55%

During the first quarter of fiscal year 2020, the Compensation Committee chose net sales and non-GAAP EBITDAS, equally weighted, as the performance metrics for the target bonuses payable to NEOs for such fiscal year, to maintain a focus on increasing stockholder value and driving superior financial performance. As mentioned above, this cash incentive plan was also subject to a minimum threshold of meeting or exceeding prior year achievement of the same metrics. The Compensation Committee believes net sales and non-GAAP EBITDAS are key metrics in measuring the Company’s success from both a growth and profitability perspective. The performance target for these metrics for fiscal year 2020 were annual net sales of $1,179.3 million and non-GAAP EBITDAS of $230.1 million. The net sales target excludes certain acquisitions not set forth in the Company’s operating plan as well as the impact of foreign currency fluctuations relative to the budget. The non-GAAP EBITDAS requirement was determined on a non-GAAP basis in a manner consistent with both the Company’s non-GAAP reporting of operating results and the principles set forth by the Compensation Committee. Specifically, the non-GAAP EBITDAS metric is calculated based on the Company’s reported adjusted EBITDAS, after further excluding any losses reported on the disposal of fixed assets. Based on achievement of the applicable financial metrics, bonus payouts for each weighted metric were to be adjusted as follows:

Percentage of Net Sales Target Achieved	Payout Percentage*
105% of Target	200%
100% of Target	100%
95% of Target	50%
Below 95% of Target	0%

(*)	Payout percentages are linearly interpolated according to achievement against target.

Percentage of non-GAAP EBITDAS Target Achieved	Payout Percentage*
110% of Target	200%
100% of Target	100%
90% of Target	50%
Below 90% of Target	0%

(*)	Payout percentages are linearly interpolated according to achievement against target.

For fiscal year 2020, Cantel achieved $1,016.0 million in net sales, or 86% of target, when calculated according to the criteria set forth above. Because the minimum net sales threshold was not met, there was no payout for the applicable portion of executive bonuses. For fiscal year 2020, the Company achieved $176.7 million in non-GAAP EBITDAS, or 77% of target, when calculated according to the criteria set forth above.

Because the minimum non-GAAP EBITDAS threshold was not met, there was no payout for the applicable portion of executive bonuses. In summary, there was no payout of cash bonuses for performance in fiscal year 2020.

NEO	Target Bonus	Awarded Bonus per Plan	Additional Bonus	Total Bonus
Mr. Diker	$75,000	$—	$—	$—
Mr. Fotiades	None	NA	NA	NA
Mr. Blakeman	$203,500	$—	$—	$—
Mr. Clifford	$513,000	$—	$—	$—
Mr. Yellin	$240,041	$—	$—	$—
Mr. Mann	$209,000	$—	$—	$—

Equity Awards. NEOs (other than Mr. Diker) are eligible to receive annual equity awards for each fiscal year. Mr. Diker receives equity awards at the discretion of the Compensation Committee. Target incentive awards expressed as a percentage are typically calculated based on an executive’s estimated base salary on the last date of the applicable fiscal year (i.e., July 31, 2020, for fiscal year 2020). For fiscal year 2020 only, the Company used this salary basis, less any adjustment made in lieu of eliminated perquisites, for purposes of final award calculations since this value would historically not have been considered in this calculation.

For fiscal year 2020, the Compensation Committee continued its practice of granting long-term equity awards at the beginning of the fiscal year with 50% of such awards to key executives being performance-related. With the advice of FW Cook, the Compensation Committee determined that for fiscal year 2020 executive compensation, 50% of the equity awards would consist of time-based RSUs vesting over 3 years and 50% of the equity awards would be performance-related RSUs based on a three-year relative TSR performance criterion. The inclusion of the performance-based RSUs into our long-term incentive program is designed to (i) continue the performance orientation of our program, (ii) provide incentives based on multiple measures of performance (i.e., in addition to net sales and non-GAAP EBITDAS, which are used in determining annual cash bonus awards) and (iii) provide additional upside potential (or downside exposure) to executives in the event high levels of performance (or low levels of performance) are achieved, without increasing target levels of compensation.

Based on the foregoing, the Compensation Committee established the following payment percentages or amounts for the current NEOs and awarded the equity grants indicated for fiscal year 2020:

NEO	Target Incentive Award (% Base Salary or $ Value)	Total Value of Award(1)	Equity Value Time-based RSUs (50%)	Time-based RSUs (# Shares)	Equity Value TSR-based RSUs (50%)	TSR-based RSUs (# Shares)
Mr. Diker	NA	$156,010	$75,090	1,090	$80,920	875
Mr. Fotiades(2)	$1,200,000	$600,032	$600,032	8,710	$—	—
Mr. Blakeman	100%	$363,522	$175,325	2,545	$188,197	2,035
Mr. Clifford	$1,000,000	$1,037,912	$500,141	7,260	$537,771	5,815
Mr. Yellin	100%	$432,194	$208,392	3,025	$223,802	2,420
Mr. Mann(3)	$500,000	$519,888	$250,771	3,630	$269,117	2,910

(1)	Represents the grant date fair value (pre-tax) of equity awards. Awards were granted in October 2019 for all NEOs.

(2)	Per his offer letter upon being appointed as President and Chief Executive Officer in March of 2019, Mr. Fotiades’ Target Incentive Award for fiscal year 2020 was to be set at $2,600,000. At the request of Mr. Fotiades to support the financial performance of the Company, the Compensation Committee approved a grant value of $1,200,000, equally weighted 50% time-based RSUs and 50% relative TSR performance-based RSUs. In January 2020, Mr. Fotiades voluntarily elected to have the TSR-based portion of his award forfeited, effectively valuing the original Target Incentive Award at time of grant at $600,000.

(3)	The Compensation Committee approved a one-time grant for Mr. Mann with a target value of $500,000 for fiscal year 2020, representing an additional $194,000 above the equivalent of his historical target of 85% of his base salary. This additional award was in recognition of Mr. Mann’s added responsibility in fiscal year 2020 as the interim Global R&D leader.

The fiscal year 2020 TSR-based RSUs, granted in October 2019, are subject to adjustment based on Cantel’s TSR performance as compared to the constituents of the S&P Healthcare Equipment Index, for the time period from August 1, 2019 through July 31, 2022, according to the following table:

Percentile Rank vs. Companies in the S&P Healthcare Equipment Index	Percentage of Target Shares to be Vested
75th percentile or greater	200%
40th - 50th percentile	100%
20th percentile	50%
Below the 20th percentile	0%

(*)	Vesting percentages are linearly interpolated according to achievement against target.

Prior Year Incentive Results. Messrs. Diker, Clifford and Yellin received TSR-based RSUs in October 2017 tied to Cantel’s relative TSR, as compared to the constituents of the S&P Healthcare Index, for the time period from August 1, 2017 through July 31, 2020, with vesting subject to adjustment based on the same table used for our October 2019 TSR-based RSUs grant. Our actual relative TSR result for the three-year period ending July 31, 2020 was the 12th percentile, which is below the minimum achievement threshold. As a result, a payout percentage of zero was applied to each individual’s target RSUs and no awards were vested, as shown in the following table:

Name	Target TSR-Based RSUs (Issued 10/10/17)	Performance Adjustment (7/31/20)	Total TSR-Based RSUs
Mr. Diker	520	(520)	—
Mr. Clifford	815	(815)	—
Mr. Yellin	755	(755)	—

Post-Retirement and Other Benefits

On July 3, 2019, the Company adopted an Executive Severance and Change in Control Plan, which was amended on September 23, 2019 and further amended on September 24, 2020 (the “Executive Severance Plan”). The Executive Severance Plan provides severance and benefits to eligible key employees of the Company and certain subsidiaries of the Company, including the NEOs currently employed by the Company, in connection with certain terminations of employment. The implementation of this plan is representative of the ongoing modernization efforts of the Compensation Committee and management team of the Company.

The Compensation Committee believes that post-termination benefits are an important aspect of an executive compensation program because they allow the Company to better recruit and retain executive officers by offering competitive compensation packages. Such benefits also allow the executive officers to focus on performance of their duties and eliminate distractions related to job security concerns. The severance plan also provides benefits in the event of a change in control of the Company to further align the interests of the executive with those of the stockholders. These arrangements are primarily intended to maintain the executive’s motivation to consummate the sale of the Company in circumstances where such event will maximize stockholder value, notwithstanding that such transaction may result in the executive’s loss of continued employment with the Company. We believe a “double trigger” requiring actual termination following a change of control rather than simply awarding amounts in the event of a change of control best aligns the NEOs’ interests by encouraging them to continue to perform their duties adequately rather than simply receiving an award for completing a transaction. Upon a change in control of the Company, although an executive may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the Code), we have not agreed to reimburse any executive for any such taxes.

We believe that the severance benefits are reasonable and appropriate for our NEOs in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience. We also believe that the higher severance formulas for our CEO and COO are justified and needed in order to attract and retain the individuals we believe are best suited for the offices. Our CEO and COO are the individuals that the public and our stockholders most closely identify as the face of the Company. They have the greatest impact on our success, and face the greatest personal risks when the Company takes risks. We do not include “gross-up” provisions in the severance plan. See “Post-Termination Benefits and Change in Control” section for a more detailed description of our severance plan.

Based on market data provided by and reviewed with FW Cook in fiscal year 2019, the Compensation Committee made a decision to further modernize our executive compensation program by removing executive perquisites, which the Committee deemed not to be market practice. Effective December 1, 2019, which was within Cantel’s fiscal year 2020, Cantel discontinued all executive perquisites for NEOs (other than Mr. Diker, who did not previously receive such perquisites): (i) term life insurance equal to one years’ base salary, (ii) a car allowance equal to $750 a month plus related expenses, (iii) an executive physical and (iv) a $7,000 allowance for disability insurance or long term care insurance. Similarly, in the case of Mr. Diker, we discontinued the fixed $5,000 monthly amount for office expenses as of December 1, 2019. All NEOs, commensurate with other employees of the Company, are still provided a 401(k) plan match. In lieu of the eliminated perquisites, Cantel provided a one-time increase to base salaries in an amount commensurate with the estimated value of the eliminated perquisites, for each impacted executive except Mr. Fotiades and Mr. Diker. As part of this decision, the Committee also decided to offset the aforementioned base salary increases by not providing any additional base salary increases (i.e., merit increases) to the impacted executives as part of the fiscal year 2020 executive compensation setting or any standard base salary increases for subsequent years, as has been customary to provide in the past.

Say-on-Pay Vote Response

In evaluating our compensation process for fiscal year 2020, our Compensation Committee generally considered the results of the advisory vote of our stockholders on the compensation of the executive officers named in our last proxy statement related to our prior annual meeting of stockholders. Our Compensation Committee noted that approximately 99% of votes cast approved of the compensation of those executive officers as described in our last proxy statement. Our Compensation Committee considered these voting results as supportive of the Compensation Committee’s general executive compensation practices.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers. An exception existed with respect to compensation paid pursuant to a plan that is performance related, non-discretionary and has been approved by stockholders.

The Tax Cuts and Jobs Act of 2017 (Tax Reform) modified Section 162(m) in two important respects. First, it modified the group of individuals to whom payment of compensation in excess of $1,000,000 is not deductible to include the principal executive officer, the principal financial officer and the three other most highly compensated executive officers, and provided that each person covered by Section 162(m) of the Code for a particular year after 2016 will remain subject to this limit in subsequent years, even if not included in that group for the year. Second, it eliminated the performance based exemption from Section 162(m) of the Code. As a result, it is expected that certain of our compensation arrangements will be non-deductible when total compensation exceeds $1,000,000, except with respect to certain historical awards that meet the transition rules under Tax Reform.

There can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, with the goal of providing a compensation program that enhances stockholder value, the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the “Compensation Discussion and Analysis” section of this Proxy Statement and discussed such section with certain members of management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2020.

Compensation Committee: Alan R. Batkin (Chair) Ann E. Berman Laura L. Forese Ronnie Myers

EXECUTIVE COMPENSATION

Fiscal Year 2020 Summary Compensation Table

The following table sets forth compensation for our Chairman, CEO, COO, CFO and two other most highly compensated executive officers during fiscal year 2020 (our NEOs):

Name and Principal Position	Year	Salary	Bonus	Option Awards	Stock Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Charles M. Diker Chairman of the Board	2020	$343,324	$—	$—	$156,010	$—	$30,150	(2)	$529,484
	2019	$405,746	$—	$—	$179,961	$50,000	$64,702		$700,409
	2018	$393,928	$—	$—	$246,651	$150,000	$65,963		$856,542
George L. Fotiades Chief Executive Officer	2020	$657,115	$—	$—	$600,032	$—	$10,554	(3)	$1,267,701
	2019	$163,462	$—	$—	$2,600,623	$—	$90,962		$2,855,047
	*	$—	$—	$—	$—	$—	$—		$—
Shaun M. Blakeman Senior Vice President and Chief Financial Officer	2020	$347,423	$—	$—	$363,522	$—	$57,211	(4)	$768,156
	2019	$80,769	$25,000	$—	$200,059	$16,877	$82,392		$405,097
	*	$—	$—	$—	$—	$—	$—		$—
Peter G. Clifford President and Chief Operating Officer	2020	$538,962	$—	$—	$1,037,912	$—	$21,653	(5)	$1,598,527
	2019	$507,942	$170,000	$—	$1,745,635	$150,864	$23,197		$2,597,638
	2018	$408,258	$111,017	$—	$385,434	$221,483	$21,437		$1,147,629
Seth M. Yellin Executive Vice President and Chief Growth Officer	2020	$411,050	$—	$—	$432,194	$—	$13,331	(6)	$856,575
	2019	$402,956	$122,500	$—	$928,500	$91,616	$18,255		$1,563,827
	2018	$368,863	$17,429	$—	$356,978	$204,941	$18,078		$966,289
Jeff Z. Mann Senior Vice President, General Counsel and Secretary	2020	$356,063	$—	$—	$519,188	$—	$13,062	(7)	$888,313
	*	$—	$—	$—	$—	$—	$—		$—
	*	$—	$—	$—	$—	$—	$—		$—

(*)	In accordance with SEC rules, we are reporting data only for the fiscal year in which they were an NEO.

(1)	Represents the aggregate grant date fair value (pre-tax) computed in accordance with U.S. GAAP. For a discussion of valuation assumptions, see Note 16 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year ended July 31, 2020.

(2)	Mr. Diker voluntarily suspended his pay for 8 weeks from March 2020 through end of May 2020, as part of the cash-preservation actions taken in response to the COVID-19 pandemic. “All Other Compensation” includes the following amounts paid or accrued by us for the benefit of Mr. Diker: (i) $25,000 in office expenses and (ii) $5,150 in contributions under a 401(k) plan.

(3)	Mr. Fotiades voluntarily suspended his pay for 11 weeks from March 2020 through mid-June 2020, as part of the cash-preservation actions taken in response to the COVID-19 pandemic. “All Other Compensation” consists of $10,554 in contributions under a 401(k) plan.

(4)	Mr. Blakeman voluntarily reduced his pay by 10% for 16 weeks between April 2020 and August 2020, as part of the cash-preservation actions taken in response to the COVID-19 pandemic. “All Other Compensation” includes the following amounts paid or accrued by us for the benefit of Mr. Blakeman: (i) $47,697 in relocation expenses, (ii) $5,173 in contributions under a 401(k) plan and (iii) $4,341 in vehicle fringe benefits.

(5)	Mr. Clifford voluntarily reduced his pay by 10% for 16 weeks between April 2020 and August 2020, as part of the cash-preservation actions taken in response to the COVID-19 pandemic. “All Other Compensation” includes the following amounts paid or accrued by us for the benefit of Mr. Clifford: (i) $9,362 in personal benefits attributed to certain meeting expenses and costs, including those associated with his spouse’s attendance, (ii) $7,950 in contributions under a 401(k) plan and (iii) 4,341 in vehicle fringe benefits.

(6)	Mr. Yellin voluntarily reduced his pay by 10% for 16 weeks between April 2020 and August 2020, as part of the cash-preservation actions taken in response to the COVID-19 pandemic. “All Other Compensation” includes the following amounts paid or accrued by us for the benefit of Mr. Yellin: (i) $8,990 in contributions under a 401(k) plan and (ii) $4,341 in vehicle fringe benefits.

(7)	Mr. Mann voluntarily reduced his pay by 10% for 16 weeks between April 2020 and August 2020, as part of the cash-preservation actions taken in response to the COVID-19 pandemic. “All Other Compensation” includes the following amounts paid or accrued by us for the benefit of Mr. Mann: (i) $8,721 in contributions under a 401(k) plan and (ii) $4,341 in vehicle fringe benefits.

Grants of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our NEOs for fiscal year 2020:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Threshold	Target	Maximum
Charles M. Diker(3)	NA	NA	NA	10/10/19	1,965	—	—	$156,010
George L. Fotiades(4)	NA	NA	NA	10/10/19	8,710	—	—	$600,032
Shaun M. Blakeman	$101,750	$203,500	$407,000	10/10/19	4,580	—	—	$363,522
Peter G. Clifford	$256,500	$513,000	$1,026,000	10/10/19	13,075	—	—	$1,037,913
Seth M. Yellin	$120,021	$240,041	$480,082	10/10/19	5,445	—	—	$432,194
Jeff Z. Mann(5)	$104,500	$209,000	$418,000	10/10/19	6,540	—	—	$519,188

(1)	All non-equity incentive plans referenced in the table provide that no bonus is payable if the minimum level of performance required by the plan is not achieved by the NEO.

(2)	Each RSU is subject to a risk of forfeiture which lapses as to one-third of the awards on each of the first three anniversaries of the grant date, except for TSR-based performance shares, which vest, if at all, wholly on the third anniversary of the grant.

(3)	Although Mr. Diker does not participate in the Company’s primary non-equity incentive plan, the Compensation Committee has historically made Mr. Diker eligible to receive a discretionary bonus of $150,000. This bonus, at the request of Mr. Diker, was capped at $75,000 for fiscal year 2020.

(4)	Though his cash-based incentive target was initially set at 100% of his base salary, Mr. Fotiades declined bonus consideration for fiscal years 2019 and 2020.

(5)	The Compensation Committee approved a one-time grant for Mr. Mann with a target value of $500,000 for fiscal year 2020, representing an additional $194,000 above the equivalent of his historical target of 85% of his base salary. This additional award was in recognition of Mr. Mann’s added responsibility in fiscal year 2020 as the interim Global R&D leader.

Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards Table

Cash Bonus Awards

Our NEOs (other than Mr. Diker) are eligible to receive cash bonus awards based on the Company’s achievement of performance targets for each fiscal year ending July 31. Mr. Diker receives a fixed cash bonus award approved at the discretion of the Compensation Committee.

Though when hired Mr. Fotiades was eligible for an annual cash bonus at a target level of 100% of his base salary, he, in an effort to support supplementary compensation incentives for other executives and employees, requested that the Compensation Committee not award him a cash bonus for fiscal year 2019, effective for fiscal year 2019 only. Likewise, Mr. Diker’s bonus was capped at $50,000, as compared to the $150,000 that had been awarded for the past four years.

Subsequently at the start of fiscal year 2020, Mr. Fotiades requested that his bonus target be removed, effective for fiscal year 2020 only, as a measure to support the financial performance of the Company. Likewise to support the financial performance of the Company, Mr. Diker’s fixed cash bonus award target was reduced by half, to $75,000, for fiscal year 2020 only.

The target incentive award payable to each participant for 100% achievement of the performance target (the Target Bonus) is calculated by multiplying the participant’s anticipated base salary for the end of the relevant Plan Year by a designated percentage established by the Compensation Committee for such participant for such Plan Year (generally pro-rated if a NEO was employed for a partial year). If more or less than 100% of the performance target is achieved, the Compensation Committee has the discretion to adjust the Target Bonus, so long as the final payout does not exceed the maximum opportunity (200%) of the Target Bonus. The Compensation Committee will determine the degree to which any applicable Performance Target has been achieved and any incentive award paid. At the sole discretion of the Compensation Committee, a participant may not receive an award, or the amount of an award may be decreased, due to substantiated poor individual performance or misconduct and may be declared ineligible to receive all or part of an applicable target incentive award.

Long-Term Equity Awards

NEOs (other than Mr. Diker) are eligible to receive annual equity awards for each fiscal year. Mr. Diker receives equity awards at the discretion of the Compensation Committee. Target incentive awards expressed as a percentage are typically calculated based on an executives estimated base salary on the last date of the applicable fiscal year (i.e., July 31, 2020 for fiscal year 2020). For fiscal year 2020 only, the Company used this salary basis, less any adjustment made in lieu of eliminated perquisites, for purposes of final award calculations since this value would historically not have been considered in this calculation.

For fiscal year 2020, the Compensation Committee continued its practice of granting long-term equity awards at the beginning of the fiscal year with 50% of such awards to key executives being performance-related. With the advice of FW Cook, the Compensation Committee determined that for fiscal year 2020 executive compensation, 50% of the equity awards would consist of time-based RSUs vesting over 3 years and 50% of the equity awards would be performance-related RSUs based on a three-year relative TSR performance criterion. The inclusion of the performance-vesting RSUs into our long-term incentive program is designed to (i) continue the performance orientation of our program, (ii) provide incentives based on multiple measures of performance (i.e., in addition to net sales and non-GAAP EBITDAS, which are used in determining annual cash bonus awards) and (iii) provide additional upside potential (or downside exposure) to executives in the event high levels of performance (or low levels of performance) are achieved, without increasing target levels of compensation.

All equity awards subsequent to January 2016 were granted under the Company’s 2016 Equity Plan. No new options or awards have been granted under the 2006 Equity Plan following adoption of the 2016 Equity Plan. The 2006 Equity Plan and the 2016 Equity Plan, both of which were approved by the Company’s stockholders, are described below. For a description of the 2020 Equity Plan, which if approved at the meeting will be the Company’s equity plan for future awards, see Proposal 3 below.

2016 Equity Incentive Plan

The 2016 Equity Plan provides for the granting of stock options, stock appreciation rights (SARs), RSAs, RSUs, cash awards, and performance-based awards to our employees, independent contractors and consultants. It also provides the flexibility to grant equity-based awards to our non-employee Directors. The 2016 Equity Plan does not permit the granting of discounted options or discounted SARs. The selection of participants in the 2016 Equity Plan and the level of participation of each participant are subject to approval by the Compensation Committee (the Board will make these determinations as to non-employee directors). The Compensation Committee has the authority to interpret the 2016 Equity Plan, to establish and revise rules and regulations relating to the 2016 Equity Plan and to make any other determinations that it believes necessary or advisable for the administration of the 2016 Equity Plan. Subject to the limitations set forth in the 2016 Equity Plan, the Compensation Committee may delegate to our CEO or other executive officers such duties and powers as the Compensation Committee may deem advisable with respect to the designation of employees to be recipients of 2016 Equity Plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors or awards intended to be qualified under Section 162(m).

The maximum number of shares with respect to which stock options and stock awards may be granted under the 2016 Equity Plan is 1,200,000 shares. Subject to adjustment by the Compensation Committee, the maximum number of shares with respect to which a participant may be granted in options or SARs under the 2016 Equity Plan in a calendar year is 150,000, the maximum number of shares with respect to which a participant may be granted awards intended to be “qualified performance-based compensation” under Section 162(m) is 150,000 and the maximum amount that may be paid to a participant under awards intended to be “qualified performance-based compensation” under Section 162(m) and settled in cash or other property is $10,000,000. In multi-year performance periods, the number of shares of common stock granted or the amount of cash or other property deemed paid with respect to any one calendar year is the total amount of the award divided by the number of calendar years in the performance period, which may be multiplied up to two times with respect to awards granted to a participant in the year his or her service commences with the Company. Subject to certain exceptions described in the 2016 Equity Plan, the maximum number of shares subject to awards to any non-employee director during any calendar year, together with any cash fees paid to such non-employee director, may not exceed $275,000.

Unless otherwise provided by the Compensation Committee, in the event of termination of a participant’s service as an employee, independent contractor, consultant, or other non-employee relationship (or expiration of term in the case of a non-employee director) for any reason other than the participant’s death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of three months from the date of such termination or until the expiration of the stated term of such options or SARs, whichever period is shorter (except that in the case of termination of employment for cause, such options and SARs will immediately expire). Unless otherwise provided by the Compensation Committee, upon a participant’s death, options and SARs granted to such participant will remain exercisable (to the extent exercisable) for a period of one year from date of termination or until the expiration of the stated term of such options or SARs, whichever period is shorter.

Under the 2016 Equity Plan, a participant who retires at 60 years of age or older and has at least 5 years of employment or service with the Company will have all options and SARs granted under the 2016 Equity Plan that are held by such participant, upon such retirement, become immediately exercisable in full and remain exercisable through the original terms of the award, and the RSAs and RSUs will become vested and not be subject to forfeiture.

Subject to the terms of an award agreement and except as otherwise determined by the Compensation Committee at the time of the grant of an award or thereafter, upon termination of service as an employee (or other recipient) during the applicable employment period (or other applicable period) or upon failure to satisfy a performance goal, RSAs and RSUs that are at that time subject to restrictions will be forfeited. Subject to the terms of the 2016 Equity Plan, and except as provided in the previous sentence, RSAs and RSUs awarded to any participant under the 2016 Equity Plan will vest (i.e., the risk of forfeiture with respect to such shares will lapse) ratably on the first, second and third anniversaries of the date of grant, unless otherwise specified by the Compensation Committee, in its sole discretion, in the RSA or RSU agreement. Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate vesting of an RSA or RSU as to all or a portion of the shares underlying the award.

The 2016 Equity Plan prohibits the repricing of options or the exchange of underwater options for cash or other awards without stockholder approval.

Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) with respect to options and other awards by qualifying payments under the 2016 Equity Plan as performance-based compensation, some of which may remain deductible under transition relief available under Section 162(m), as amended by Tax Reform. The performance-based compensation exception has generally been eliminated effective for taxable years beginning after December 31, 2017. In addition, provisions have been included to comply with the requirements of Section 409A of the Code to the extent applicable to options and other awards granted under the 2016 Equity Plan.

2006 Equity Incentive Plan

The 2006 Equity Plan, which was terminated (as to the ability to award new grants), provided for the granting of stock options, RSAs, SARs and performance awards to our employees, including our executive officers. Non-employee directors also participated in the 2006 Equity Plan. No new grants will be made under the 2006 Equity Plan.

Unless otherwise provided by the Compensation Committee, in the event of the termination of a participant’s service as an employee or non-employee director for any reason other than the participant’s Retirement (as defined in the 2006 Equity Plan), death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of 90 days from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter (except that in the case of a termination of employment for cause, such stock options and SARs will immediately expire). Unless otherwise provided by the Compensation Committee, upon the termination of a participant’s employment due to death or disability, stock options and SARs granted to such participant will remain exercisable (to the extent vested) for a period of one year from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter. In addition, when an employee or non-employee director who has at least ten years of service with the Company and is at least 65 years of age (or at least 60 years of age with at least fifteen years of service) terminates his or her service as an employee or director (i.e., retires), all stock options and SARs granted to such employee or director under the 2006 Equity Plan will, upon such termination, become immediately exercisable in full and remain exercisable through the original term of the award.

The 2006 Equity Plan provides that unvested stock options and SARs will immediately vest if the recipient’s employment or service with the Company is terminated as a result of the recipient’s death or Retirement, or is terminated without cause during the twelve-month period following a change in control. The 2006 Equity Plan similarly provides for the acceleration of vesting of the next tranche of stock options and SARs in the event of a termination of employment or service as a result of disability. The 2006 Equity Plan also provides for the acceleration of vesting of a stock option or SAR if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, under the 2006 Equity Plan, the Compensation Committee may in its discretion “cash out” any award, whether vested or unvested, upon a change in control by paying the recipient the amount by which the Change in Control Price (as defined in the 2006 Equity Plan) exceeds the exercise or grant price per share under the stock option or SAR award multiplied by the number of shares granted under the stock option or SAR award. The 2006 Equity Plan does not permit the repricing of options or the exchange of underwater options for cash or other awards without stockholder approval.

Except to the extent that the Compensation Committee specifies a longer vesting schedule in the award agreement, RSAs given to non-employee directors (and to employee directors in their capacities as directors) will vest on the first anniversary of the grant date. Except as otherwise provided in the award agreement, RSAs given to employees will vest ratably on the first, second and third anniversaries of the grant date. The 2006 Equity Plan provides that if the recipient’s service with the Company as a director or employee terminates as a result of the recipient’s death, any RSA awarded under the 2006 Equity Plan will automatically vest, and if such service terminates as a result of disability, the next tranche of shares will automatically vest. The 2006 Equity Plan also provides for the acceleration of vesting of an RSA if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, the 2006 Equity Plan gives the Compensation Committee the authority, in its discretion, to accelerate the vesting of any RSA and, in connection with a change in control, to “cash out” any unvested RSA.

Executive Stock Ownership Guidelines

To maintain alignment of the interests of the Company’s non-employee directors, Chairman of the Board, CEO, COO, CFO, senior vice presidents and any other officer designated by the Board of Directors, which includes all of the NEOs, such individuals are expected to build and maintain a significant level of direct stock ownership. Ownership levels can be achieved over time in a variety of ways, such as by retaining stock received upon the vesting of stock awards or by purchasing stock in the open market. At a minimum, the applicable officers and directors are expected to establish and maintain direct ownership of common stock having a value, based on the average stock price over the ten trading day period prior to the measurement date as follows:

•	Chairman of the Board – three times annual base salary;

•	President and CEO – three times annual base salary;

•	COO – two times annual base salary;

•	All other executive officers who are participants – one and a half times annual base salary and

•	All non-employee directors – three times annual retainer.

Shares that count toward meeting the stock ownership guidelines include the following:

•	Shares owned by the individual or his or her immediate family members residing in the same household;

•	Shares held in trusts or other entities established for the benefit of the individual and/or his or her immediate family members;

•	Shares purchased on the open market;

•	Shares held in qualified plans (e.g., 401(k) plans);

•	Time-based RSAs and RSUs (whether vested or unvested) granted by the Company to, and held by, the individual and

•	Shares underlying vested (but not unvested) stock options granted by the Company to, and held by, the individual.

Performance-based RSAs and RSUs are not included in the count of shares unless and until the relevant performance criteria is determined.

As of the date of this proxy statement, all of our current directors and executive officers have met the expected requirements for ownership levels under the ownership guidelines.

Securities Trading Policy; Prohibition on Short Sales, Hedging and Pledging

To ensure alignment of the interests of our stockholders and executive officers, including our NEOs, as well as compliance with applicable securities laws, the Company’s Securities Trading Policy prohibits all directors and employees from engaging in transactions involving the Company’s stock based on material non-public information or during established trading blackout periods (except for the exercise of options or for transactions in accordance with previously established trading plan that meets SEC requirements).

The policy also prohibits all directors and employees from engaging in short sales of the Company’s stock and trading in options (puts and calls), any other hedging instruments related to the Company’s stock, and using the Company’s stock as collateral (pledging) for loans or in margin accounts.

Clawback Policy

We have an Executive Compensation Clawback Policy under which the Compensation Committee may recover, on behalf of the Company, portions of certain officers’ cash and equity compensation (such as cash bonuses and performance-based equity awards) if such officer is found to have engaged in misconduct causing a restatement of our financial statements. This Executive Compensation Clawback applies to designated officers of the Company, which includes all NEOs. You can access our Executive Compensation Clawback Policy by clicking on the “Corporate Governance” link in the “Investor Relations” section of our website at www.cantelmedical.com.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding unexercised options held by each of our NEOs as of July 31, 2020:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)		Option Exercise Price	Option Expiration Date
Charles M. Diker	—	15,000	(1)	$55.36	10/11/20

(1)	The option was granted on October 12, 2015 and has a five-year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

The following table sets forth information regarding unvested RSUs held by each of our NEOs as of July 31, 2020:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Charles M. Diker	1,154	(2)	$54,527
	1,560	(3)	$73,710
	1,965	(4)	$92,846
George L. Fotiades	173	(2)	$8,174
	8,710	(4)	$411,548
	28,968	(5)	$1,368,738
Shaun M. Blakeman	4,580	(4)	$216,405
	1,916	(6)	$90,531
Peter G. Clifford	1,805	(2)	$85,286
	6,463	(3)	$305,377
	13,075	(4)	$617,794
	9,554	(7)	$451,427
Seth M. Yellin	1,673	(2)	$79,049
	3,715	(3)	$175,534
	5,445	(4)	$257,276
	4,950	(8)	$233,888
Jeff Z. Mann	1,380	(3)	$65,205
	6,540	(4)	$309,015
	1,294	(9)	$61,142

(1)	The market value of shares of stock that have not vested was determined using the closing market price per share of our common stock on July 31, 2020.

(2)	The RSU was issued on October 10, 2017 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date, except for TSR-based performance shares, which vest, if at all, wholly on the third anniversary of the grant.

(3)	The RSU was issued on October 10, 2018 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date, except for the EPS-based and TSR-based performance shares, which vest, if any at all, wholly on the third anniversary of the grant.

(4)	The RSU was issued on October 10, 2019 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date, except for the TSR-based performance shares, which vest, if any at all, wholly on the third anniversary of the grant.

(5)	The RSU was issued on March 4, 2019 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date, except for EPS-based and TSR-based performance shares, which vest, if at all, wholly on October 10, 2021.

(6)	The RSU was issued on May 13, 2019 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.
(7)	The RSU was issued on May 10, 2019 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(8)	The RSU was issued on May 16, 2019 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(9)	The RSU was issued on August 1, 2018 and is subject to a risk of forfeiture which lapses as to one-fifth of the shares on each of the first five anniversaries of such issuance date.

Option Exercises and Stock Vested Table

The following table provides information on stock option exercises and vesting of RSUs during fiscal year 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Charles M. Diker	25,000	$1,067,000	2,064	$145,790
George L. Fotiades	—	—	6,218	$381,644
Shaun M. Blakeman	—	—	958	$30,589
Peter G. Clifford	—	—	9,027	$468,624
Seth M. Yellin	—	—	5,928	$319,156
Jeff Z. Mann	—	—	784	$61,588

(1)	The “Value Realized on Exercise” is the difference between the market price of the underlying security at exercise and the exercise price of the option. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

(2)	The “Value Realized on Vesting” is based on the fair market value of the underlying security on the vesting date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Post-Termination Benefits and Change in Control

2019 Executive Severance and Change in Control Plan

On July 3, 2019, the Company adopted an Executive Severance and Change in Control Plan, which was amended on September 23, 2019 and further amended on September 24, 2020 (the Executive Severance Plan). The Executive Severance Plan provides severance and benefits to eligible key employees of the Company and certain subsidiaries of the Company, including the NEOs currently employed by the Company, in connection with certain terminations of employment. The implementation of this plan is representative of the ongoing modernization efforts of the Compensation Committee and Company management.

Under the terms of the Executive Severance Plan, in the event that NEO currently employed by us is involuntarily terminated by the Company without cause (Involuntarily Terminated) outside of a change in control period (as defined in the Executive Severance Plan), the NEO would be entitled to (i) a severance payment (paid over time) consisting of a multiple of the NEO’s base salary (two times for the CEO and the COO and one time for the other NEOs), (ii) a lump sum payment equivalent to a pro-rata portion of the NEO’s target annual cash bonus for the year in which the termination occurred, (iii) a lump sum payment approximating a certain period of COBRA premiums for continued coverage under the Company’s group health insurance plan (18 months for the CEO and the COO and 12 months for the other NEOs) and (iv) 12 months of outplacement services. In addition, the CEO and the COO are entitled to an additional lump sum payment equivalent to twice his or her target annual target cash bonus for the year in which the termination occurred.

In the event that an NEO is Involuntarily Terminated by the Company or resigns for good reason during a change in control period, the NEO would be entitled to (i) a severance payment consisting of a multiple of the NEO’s base salary (two times), (ii) a lump sum payment equivalent to a pro-rata portion of the NEO’s target annual cash bonus for the year in which the termination occurred, (iii) an additional lump sum payment equivalent to a multiple of the NEO’s target annual cash bonus for the year in which the termination occurred (two times), (iv) a lump sum payment approximating a certain period of COBRA premiums for continued coverage under the Company’s group health insurance plan (24 months) and (v) accelerated vesting of all outstanding equity awards (with performance awards vesting at target).

The Executive Severance Plan does not provide for a gross-up payment to any of the NEOs to offset taxes, including any excise taxes that may be imposed on excess parachute payments under Section 4999 (the Excise Tax) of the Code. Instead, with respect to Excise Tax, the Executive Severance Plan provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then such NEO shall be entitled to receive either (A) the full amount of the payments and assume full responsibility for the tax impacts or (B) the maximum amount that may be provided to such NEO without resulting in any portion of the payments subject to the Excise Tax.

The receipt of the foregoing benefits under the Executive Severance Plan is conditioned on the NEO signing, and not revoking, a separation and release agreement, which includes a general release of claims by the NEO against the Company and certain post-employment restrictive covenants.

Post-Termination Benefits – Charles M. Diker

Mr. Diker is not entitled to any post-termination benefits other than benefits applicable to all employees of the Company. Such benefits include the immediate vesting of stock options and SARs upon retirement if the employee or non-employee director has at least 5 years of service with the Company and is at least 60 years of age.

Post-Termination Benefits and Change in Control Table

The table below sets forth our reasonable estimate of the potential payments to each of our NEOs. The information in the following table, in each case, assumes a termination date of July 31, 2020 if such NEO (i) was terminated due to Disability, (ii) died, (iii) Retired, (iv) was terminated in connection with a Change in Control of the Company by us (other than for Cause or death) or by the NEO for Good Reason (Change in Control Termination) or (v) was terminated by us for any reason other than for Cause, Unacceptable Performance, Disability, or death (Non-Change in Control Termination). No “unpaid” bonus for fiscal year 2020 was included in the calculations because no bonuses were earned for the year as discussed above.

	Disability(1)		Death		Retirement	Change in Control			Termination without Cause
Name	Salary	Acceleration of Option / Stock Awards(2)	Salary	Acceleration of Option / Stock Awards(3)	Acceleration of Options and Other Compensation(3)	Salary & Bonus	Continued Healthcare Benefits and Other	Acceleration of Option / Stock Awards(3)	Salary & Bonus	Continued Healthcare Benefits and Other	Acceleration of Option / Stock Awards(3)
Charles M. Diker	NA	$221,083	NA	$221,083	$171,698	NA	NA	NA	NA	NA	NA
George L. Fotiades	$212,500	$1,788,460	$212,500	$1,788,460	$1,375,522	$3,400,000	$48,309	$1,788,460	$3,400,000	$40,501	$—
Shaun M. Blakeman	$92,500	$306,936	$92,500	$306,936	NA	$1,147,000	$46,607	$306,936	$370,000	$32,554	$—
Peter G. Clifford	$175,000	$1,460,883	$175,000	$1,460,883	NA	$2,166,000	$61,971	$1,460,883	$2,166,000	$40,235	$—
Seth M. Yellin	$109,110	$745,747	$109,110	$745,747	NA	$1,352,958	$66,972	$745,747	$436,438	$42,736	$—
Jeff Z. Mann	$95,000	$435,362	$95,000	$435,362	NA	$1,178,000	$66,666	$435,362	$380,000	$42,583	$—

(1)	Potential payments if a NEO is terminated for Disability in connection with a Change in Control of the Company are set forth under the heading “Change in Control Termination.”

(2)	Represents the intrinsic value of unvested stock options and RSUs that would have vested within the twelve-month period following the termination date that will automatically vest as of the termination date.

(3)	Represents the intrinsic value of unvested stock options and RSUs as of July 31, 2020.

Director Compensation

The table below summarizes the compensation paid by us to our directors for fiscal year 2020, other than Mr. Fotiades and Mr. Diker, whose compensation is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Compensation	Total
Alan R. Batkin(2)	$69,375	$95,009	$—	$164,384
Ann E. Berman(2)(3)	$54,375	$95,009	$—	$149,384
Mark N. Diker(2)	$30,000	$95,009	$—	$125,009
Anthony B. Evnin(2)	$33,500	$95,009	$—	$128,509
Laura L. Forese(2)	$47,875	$95,009	$—	$142,884
Ronnie Myers(2)	$40,875	$95,009	$—	$135,884
Karen N. Prange(2)	$51,000	$95,009	$—	$146,009
Peter J. Pronovost(2)	$33,500	$95,009	$—	$128,509

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 16 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 31, 2020.

(2)	The aggregate number of stock awards outstanding for each director at July 31, 2020 are as follows: Mr. Batkin – 1,935 stock awards; Ms. Berman – 1,935 stock awards; Mr. Mark Diker – 1,935 stock awards; Mr. Evnin – 1,935 stock awards, Dr. Forese – 1,935 stock awards; Dr. Myers – 1,935 stock awards; Ms. Prange – 1,935 stock awards and Mr. Pronovost – 1,935 stock awards.

(3)	Included in “Fees Earned or Paid in Cash” is the annual Italy Supervisory Committee fee of $10,000.

For fiscal year 2020, the scheduled annual cash fee payable to our non-employee directors was $60,000 plus reimbursement for expenses, paid in two equal semi-annual payments in February and August. The Board elected not to take its August semi-annual payment in support of the Company’s cash-preserving actions in the face of the COVID-19 pandemic. In addition, the lead independent director is paid an annual fee of $25,000, and the Chair of each of the Audit Committee, the Compensation Committee, and the Nominating Committee are paid annual fees of $20,000, $17,500 and $10,000, respectively. Each member of the Audit Committee (including the Chair) was paid an annual fee of $10,000; each member of the Compensation Committee (including the Chair) was paid an annual fee of $8,750; and each member of the Nominating Committee (including the Chair) was paid an annual fee of $5,000. All per-meeting fees were eliminated. Additionally, Ms. Berman is paid an annual Italy Supervisory Committee fee of $10,000.

Non-employee directors also receive under our 2016 Equity Plan an annual award of RSUs on the last day of the fiscal year having a value on such grant date of $95,000, based on the closing price of our common stock on the NYSE on the first business day immediately preceding the grant date. Based on the closing price of our common stock on July 30, 2020, each non-employee director was granted 1,935 RSUs on July 31, 2020. The shares are subject to forfeiture, vesting on the first anniversary of the grant date.

Mr. Diker, as our employee, was paid an annual base salary at the rate of $405,746 (effective as of December 1, 2019) for his services as Chairman of the Board.

CEO Pay Ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median employee’s annual total compensation, the CEO’s annual total compensation, and the ratio between the two. For purposes of median employee identification, we chose to use the same median employee as was used for the prior two years, in accordance with the SEC Rules, indicating the median employee can be identified once every three years. Median employee identification was completed as follows:

“To determine our median employee, we used a focal-point date of May 1, 2018. This date is within three months from the fiscal year-end timeframe as permitted under the SEC rules and regulations. We received records from our payroll system to establish our employee population. The following employees acquired through acquisitions during fiscal year 2018 were excluded from this analysis: BHT Hygienetechnik Holding GmbH (48), ESCAD Medical GmbH (33), and Aexis Medical BVBA (57). This brought our employee population count to 2,450 employees, excluding the CEO. Our next step in the calculation was to convert all compensation to United States dollars (USD). We used the foreign exchange rates from www.x-rates.com as of May 1, 2018 in the calculation. Once converted to USD, we calculated the anticipated cash compensation for the year. This included current base salary and annual cash incentive plan at target rates. Two employees were identified as the median employee, and we excluded one of the two employees due to an abnormal amount of overtime from such employee that was not representative of the general population.”

After identifying the median employee, we calculated annual total compensation for both the median employee and the CEO. This calculation is reflected below (all values in USD and rounded to the nearest dollar):

Incumbent	Salary (Base & Overtime)	Bonus	Options	Stock	Non-equity incentive plan	All other(1)	Total
CEO	$657,115	$—	$—	$600,032	$0	$10,554	$1,267,701
Median Employee	$56,663	$416	$—	$—	$—	$1,712	$58,791

(1)	“All other” consists of contributions under a 401(k) plan for both the CEO and median employee.

The annualized CEO total compensation was $1,267,701 and the median employee identified was $58,791. The resulting ratio of the total compensation for CEO to the median employee identified is 22:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

AUDIT COMMITTEE REPORT

The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2020, as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel’s independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (3) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence; and (4) discussed with our independent registered public accounting firm their independence. The Audit Committee has considered the compatibility of the independent registered public accounting firm’s provision of non-audit services with maintaining the firm’s independence and found the provision of such services to be compatible with the firm’s independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended July 31, 2020 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee: Ann E. Berman (Chair) Alan R. Batkin Ronnie Myers Karen N. Prange

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY VOTE)

As required by Section 14A of the Exchange Act, we are providing our stockholders with a vote on a non-binding, advisory basis on the compensation of our NEOs, as such compensation is disclosed under Item 402 under the SEC’s Regulation S-K in the Compensation Discussion and Analysis section of this Proxy Statement, the accompanying tabular disclosure regarding such compensation and the related narrative disclosure. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables and narratives for more information about our NEOs’ compensation.

Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance-based and equity-based programs. Our performance-based bonus program rewards the Company’s executive officers for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of RSUs, reward long-term performance and align the interests of management with those of our stockholders.

Among the various forms of performance-based compensation, we believe that equity awards, in particular, serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Equity awards closely align the long-term interests of our executives with those of our stockholders because the value of such awards is dependent upon the Company’s stock price. In addition, equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives’ compensation at-risk if our objectives are not achieved.

The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests and support long-term value creation. Accordingly, the following resolution is to be submitted for a stockholder vote at the meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement.”

Because the vote is advisory, it will not be binding on the Board. The vote on this proposal is not intended to address any specific element of compensation. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

The Board recommends that stockholders vote “FOR” Proposal 2 to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement.

PROPOSAL 3

APPROVAL OF THE CANTEL MEDICAL CORP. 2020 EQUITY INCENTIVE PLAN

On November 5, 2020, the Board of Directors, upon recommendation of the Compensation Committee, adopted the 2020 Equity Incentive Plan (2020 Equity Plan) and unanimously recommends that the stockholders of the Company approve the 2020 Equity Plan. Upon approval of the 2020 Equity Plan by the stockholders at this meeting, no further options or awards will be granted under our 2016 Equity Plan, our only plan under which employees or directors currently may receive stock options, stock appreciation rights (SARs), RSAs, RSUs, cash awards and performance-based awards.

The following sets forth certain information as of July 31, 2020 with respect to our equity incentive plans under which our securities may be issued:

	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$0.00	516,599	(1)
Equity compensation plans not approved by security holders	—	$0.00	—
Total	—	$0.00	516,599	(1)

(1)     Consists solely of SARs, restricted stock and performance awards available for grant under the 2016 Equity Plan.

If the 2020 Equity Plan is approved by our stockholders, no further options or awards will be granted under the 2016 Equity Plan.

As discussed further in “Compensation Discussion and Analysis” above, the Board believes that our ability to offer our key employees and non-employee directors long-term, equity-based compensation will contribute to the motivation of key employees in accomplishing the Company’s long-term strategic, operational, and financial objectives as well as stockholder value goals. It is the judgment of the Board that approval of the 2020 Equity Plan is in the best interests of the Company and its stockholders.

The 2020 Equity Plan provides for the granting of stock options, SARs, restricted stock awards, RSUs, cash awards and performance-based awards to our employees, independent contractors and consultants. It also will provide the flexibility to grant equity-based awards to our non-employee directors. The 2020 Equity Plan does not permit the granting of discounted options or discounted SARs.

Equity Run Rate. As of October 31, 2020, only 51,760 total shares remained available for grant under the 2016 Equity Plan. The Board currently believes that the proposed increase of 2,475,000 shares under the 2020 Equity Plan should result in an adequate number of shares of common stock for future awards for approximately four years, although this forecast includes several assumptions and there are a number of factors that could impact the Company's future equity share usage. Among the factors that will impact the Company's share usage are: changes in market grant values; changes in the number of recipients; changes in the Company's stock price; payout levels of performance-based awards; changes in the structure of the Company's long-term incentive programs; and forfeitures of outstanding awards.

Overhang. If stockholders approve the 2020 Equity Plan, the total shares available for grant thereunder would represent approximately 6% of the 42,244,563 shares of common stock outstanding as of October 31, 2020. As of October 31, 2020, the Company had approximately 763,315 full value awards outstanding under all of its equity plans. In addition, as of October 31, 2020, the Company had no options outstanding under any of its equity plans. If stockholders approve the 2020 Equity Plan, as of October 31, 2020, the potential overhang1 from all stock awards granted and available to employees and directors would increase from 1.9% to 7.2%.

1 Overhang is calculated by dividing (1) the sum of (i) the number of shares of common stock subject to equity awards outstanding as of October 31, 2020 and (ii) the number of shares of common stock available for future grants, by (2) the sum of (x) number of shares of common stock outstanding as of October 31, 2020 and (y) equity awards outstanding and available for grant.

The following is a brief description of the 2020 Equity Plan. The full text of the 2020 Equity Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to such Annex.

Administration and Duration

The selection of participants in the 2020 Equity Plan and the level of participation of each participant will be determined by the Compensation Committee (the Board will make these determinations as to non-employee directors). Each member of the Compensation Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under NYSE listing standards. Currently the Compensation Committee is comprised of four outside directors who are not employees of the Company and are independent under NYSE listing standards. The Compensation Committee will have the authority to interpret the 2020 Equity Plan, to establish and revise rules and regulations relating to the 2020 Equity Plan and to make any other determinations that it believes necessary or advisable for the administration of the 2020 Equity Plan. Subject to the limitations set forth in the 2020 Equity Plan, the Compensation Committee may delegate to our CEO or other officers such duties and powers as the Compensation Committee may deem advisable with respect to the designation of employees to be recipients of 2020 Equity Plan awards and the nature and size of such awards.

Awards granted under the 2020 Equity Plan (other than cash-based awards) will vest no earlier than the first anniversary of the date on which the award is granted.

The 2020 Equity Plan will terminate on the date of our annual meeting of stockholders following the close of our fiscal year ending in 2030, unless terminated earlier by the Board.

Limit On Awards Under the 2020 Equity Plan

The maximum number of shares with respect to which stock options and stock awards may be granted under the 2020 Equity Plan is 2,475,000 shares less one share for every share granted under the 2016 Equity Plan after July 31, 2020. Subject to certain exceptions described in the 2020 Equity Plan, the maximum number of shares that can be issued as incentive stock options (ISOs) is 2,003,935. The maximum number of shares subject to awards to any of our non-employee directors during any fiscal year, together with any cash fees paid for service as a member of the Board during the year, may not exceed $375,000. Upon election of a non-employee director as Chair or Vice-Chair of the Board, she or he may receive an additional award and/or cash not to exceed $200,000 in total value.

We believe that equity-based long-term incentives are a necessary component of our compensation program and we have designed the 2020 Equity Plan to allow for significant flexibility. The shares to be delivered under the 2020 Equity Plan will be made available from authorized but unissued shares of the Company’s common stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially issued as or in connection with awards under the 2020 Equity Plan or any predecessor plan that lapse or are cancelled, as well as shares under the 2020 Equity Plan or a predecessor plan that are settled in cash or property other than Shares and shares tendered or withheld to satisfy tax withholding obligations will, with certain exceptions set forth in the 2020 Equity Plan, be available for further awards and options. In no event, however, will shares be available for further awards and options under the 2020 Equity Plan if any shares are tendered or withheld in payment of the exercise price or grant price of an option or SAR or to satisfy any tax withholding obligation or are reacquired by us on the open market or otherwise using cash proceeds from the exercise of options or SARs.

Eligibility

The persons eligible to receive awards are the Company’s and its subsidiaries’ employees, officers and non-employee independent contractors, consultants and directors. The recipient of an award under the 2020 Equity Plan is referred to below as a Participant. At this time, the Company has approximately 3,725 persons eligible to receive awards pursuant to the 2020 Equity Plan.

Stock Options and Stock Appreciation Rights

The 2020 Equity Plan permits the grant of non-qualified stock options (NSOs), ISOs qualifying under Section 422 of the Code and SARs. Stock options permit a recipient to purchase our shares following a payment of the exercise price. SARs permit the recipient to receive a payment measured by the increase in the fair market value of a specified number of the Company’s shares from the date of grant to the date of exercise. Distributions to the recipient of a SAR may be made in shares, in cash or in a combination of both, as determined by the Compensation Committee.

The Compensation Committee determines the terms of each stock option and SAR at the time of the grant. The exercise price of a stock option may not be less than the fair market value of the stock on the date the option is granted and the aggregate fair market value (determined as of the date the option is granted) of shares underlying ISOs that are exercisable for the first time in any calendar year may not exceed $100,000. Likewise, no SAR may be granted at less than the fair market value of the stock on the date the SAR is granted. If ISOs are granted to an individual who owns more than 10% of the outstanding voting stock of the Company, the exercise price of each ISO may not be less than 110% of the fair market value of the stock on the date the ISO is granted.

The Compensation Committee determines the exercise period of each stock option and SAR; however, the terms of options and SARs granted under the 2020 Equity Plan may not exceed ten years, subject to certain exceptions set forth in the 2020 Equity Plan. (In the case of an ISO granted to an individual who owns more than 10% of the outstanding voting stock of the Company, the term of the ISO may not exceed five years.)

The exercise price of a stock option or SAR may be paid in cash, by delivery of previously-acquired shares of the Company’s common stock, through withholding of shares from the stock option based on the fair market value of the shares on the date of exercise, by a broker-assisted or bank-assisted market sales, through any other “cashless exercise” arrangement satisfactory to the Compensation Committee or through a combination of the preceding methods. Any SAR exercised after or in connection with the termination or cessation of service as a non-employee director is payable in cash only.

Stock Awards

Under the 2020 Equity Plan, the Compensation Committee may also grant stock awards in the form of one or more of the following forms of stock grant.

Restricted Stock and Restricted Stock Units. The Compensation Committee may issue shares of common stock to a participant with restrictions determined by the Compensation Committee in its discretion. Restrictions could include conditions that require the participant to forfeit the shares in the event that the participant ceases to provide services to the Company or any of its subsidiaries before a stated time.

RSUs are similar to restricted stock except that no shares are actually issued to the participant on the RSU grant date. Rather, and provided all applicable restrictions are satisfied, shares are generally delivered at settlement of the award. Participants holding RSUs will not have voting rights or other rights as a stockholder until any shares related to the RSUs that are issued.

The period of restriction, the number of shares of restricted stock or the number of RSUs granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an award agreement. After all conditions and restrictions applicable to restricted shares and/or RSUs have been satisfied or have lapsed, shares of restricted stock will become freely transferable and RSUs may be settled in cash, in shares, other property or in some combination thereof, as determined by the Compensation Committee and stated in the award agreement.

Performance Awards. With respect to an award of performance shares or cash (performance awards), the Compensation Committee will establish performance goals, including but not limited to the achievement of one or more specific goals related to the performance of the Company, a business unit or the recipient over a specified period of time. Performance awards could have one or more of the following performance measures: revenues, net sales, cost reductions, operating income, income before taxes, EBITDA, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital, return on assets, return on equity, return on invested capital, cash flow, market share, stockholder return and/or economic value added of the Company, a subsidiary or one of its business units within which the recipient is primarily employed. Performance measures could also include individual-level and strategic goals (including by reference to any of the foregoing performance metrics), the implementation of policies and plans, the negotiation of transactions, formation of joint ventures, research or development collaborations, the completion of corporate transactions and any other objective or subjective measures established by the Compensation Committee. Performance goals with respect to the foregoing measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Compensation Committee deems appropriate, and may be calculated for a single year or calculated on a compound basis over multiple years. Further, any performance goals that are financial metrics may be determined in accordance with GAAP or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under International Accounting Standards Board principles. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with GAAP.

The Compensation Committee may also provide that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) acquisitions, divestitures, asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary, unusual or infrequently occurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) foreign exchange gains or losses; (g) change in the Company’s fiscal year; and (h) an event either not directly related to the operations of the Company, subsidiary, division, business segment or business unit or not within the reasonable control of management.

Any performance goals imposed on performance awards granted to executive officers will be described in the Compensation Committee Report. The extent to which a participant achieves his or her performance goals during the applicable performance period will determine the value and/or the number of performance awards earned by such participant. Payment of performance awards will be made in cash, shares, other property or some combination thereof, as determined by the Compensation Committee and stated in the award agreement.

Dividends. Participants holding RSAs and performance awards may, in the Compensation Committee’s discretion, be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on shares with respect to all or a portion of the shares subject to such award. RSUs are not entitled to receive dividends or dividend equivalents unless the award is solely time-vested and the award agreement specifically provides for such dividends or dividend equivalents. With respect to any award under the 2020 Equity Plan that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an award is outstanding, such dividends (or dividend equivalents) will either (a) not be paid or credited with respect to such award or (b) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and will only be paid at the time or times such vesting requirement(s) are satisfied.

Termination of Service

Unless otherwise provided by the Compensation Committee, in the event of termination of a participant’s service (other than for cause) as an employee, independent contractor, consultant, or other non-employee relationship (or expiration of term in the case of a non-employee director) for any reason other than the participant’s death, retirement or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of three months from the date of such termination or until the expiration of the original term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, upon a participant’s death or disability, options and SARs granted to the participant will remain exercisable (to the extent exercisable) for a period of one year from date of termination or until the expiration of the original term, whichever period is shorter, vesting restrictions on RSAs and RSUs will lapse and vesting restrictions on performance awards will be governed by the underlying agreement. In addition, in the case of death, all outstanding awards become fully vested and in the case of disability, the portion of an award that would have otherwise become vested over the next 12 months becomes fully vested. Unless otherwise provided by the Compensation Committee, options and SARs of a participant who retires at 60 years of age or older and has at least five years of employment or service with the Company will, unless retirement occurs within 12 months of grant, remain exercisable until the end of the original term of the award and options and SARs with time-based vesting will become fully vested, vesting restrictions on RSAs and RSUs will lapse and vesting restrictions on performance awards will be governed by the underlying agreement.

Subject to the terms of an award agreement and except as otherwise determined by the Compensation Committee at the time of the grant of an award or thereafter, upon termination of service as an employee (or other recipient) during the applicable employment period (or other applicable period) or upon failure to satisfy a performance goal, RSAs and RSUs that are at that time subject to restrictions will be forfeited. The Compensation Committee may in its discretion provide that an option or SAR may remain exercisable for a longer period of time, not to exceed 10 years from grant.

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2020 Equity Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or other awards may be exercised only by the recipient (or his or her legal representative).

Effect of Certain Corporate Transactions

In the event of a stock dividend, stock split, spin-off, rights offering, large nonrecurring cash dividend, merger, reorganization, recapitalization or other similar change in capitalization or event, or any dividend or distribution on the Company’s shares other than an ordinary cash dividend, the Compensation Committee will make equitable adjustments, as it determines to be necessary and in its discretion, to prevent dilution or enlargement of rights under outstanding awards. These adjustments, which shall be consistent with applicable provisions of the Code and Treasury Department regulations and rulings, may include changes: (1) in the maximum aggregate number and kind of shares available for the grant of awards under the 2020 Equity Plan; (2) in the number and kind of shares or the amount of cash that may be issued and delivered to participants upon the exercise of any award or in payment with respect to any award that is outstanding at the time of such change; (3) in the exercise or grant price per share of stock options or SARs subject to outstanding awards granted under the 2020 Equity Plan; and (4) such other adjustments as the Compensation Committee determines to be equitable.

In the case of a “change in control,” as defined in the 2020 Equity Plan, all awards outstanding will terminate and be payable in cash within 30 days of the change in control, unless provision is made in connection with the transaction for the continuance of the 2020 Equity Plan or the assumption of (or substitution for) awards previously granted, or the Compensation Committee notifies participants that the 2020 Equity Plan will continue in effect.

The Compensation Committee may take any of a number of actions including providing for the assumption of awards, making awards exercisable at or prior to the event, the liquidation of awards, providing accelerated vesting in certain circumstances, or any combination of the foregoing. Any unvested stock options and SARs will generally vest immediately and time-based restrictions on outstanding awards will lapse should a participant be terminated by the Company or its successor (other than for cause) within 12 months after the change in control. The 2020 Equity Plan provides that an award agreement may provide that upon the effective date of a change in control, outstanding performance awards will be converted into time-based awards that vest on the earlier of the original schedule or the date of a participant’s termination by the Company or its successor (other than for cause) within 12 months after the change in control. Any performance awards will be converted based on actual performance, if the change in control occurs more than halfway through the performance period, or otherwise at target.

Amendment and Revocation

The Board or the Compensation Committee may amend, modify or terminate the 2020 Equity Plan, but may not, without prior approval of our stockholders:

•	materially increase the maximum number of shares of common stock available under the 2020 Equity Plan;

•	expand the types of awards under the 2020 Equity Plan;

•	alter the class of persons eligible to participate in the 2020 Equity Plan;

•	materially extend the term of the 2020 Equity Plan;

•	make certain repricings or replacements of outstanding options or SARs; or

•	make a material change requiring stockholder approval under applicable laws, policies or regulations or NYSE requirements.

In addition, the Board or the Compensation Committee may condition any other amendment or modification on the approval of stockholders of the Company, including if necessary to comply with the listing requirements of the NYSE or to satisfy any other tax, securities or other applicable law. No amendment to an award may reduce or diminish the value of such award without the consent of the grantee.

U.S. Tax Treatment of Options and Awards

The following description of the U.S. federal income tax consequences of awards under the 2020 Equity Plan is general and does not purport to be complete. It also does not describe state, local or foreign tax consequences.

Incentive Stock Options. Generally, an optionee incurs no federal income tax liability on either the grant or the exercise of an ISO, although an optionee will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the shares subject to the option over the exercise price. Provided that the shares are held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the shares will be taxed as long-term capital gain. If the shares are disposed of within a shorter period of time, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. The Company receives no tax deduction on the grant or exercise of an ISO, but the Company is entitled to a tax deduction if the optionee recognizes ordinary income on account of an early disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the optionee recognizes income.

Non-Qualified Stock Options. An optionee realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the shares acquired pursuant to the exercise of the option and the exercise price paid is taxed as ordinary compensation income when the option is exercised. The difference is measured and taxed as of the date of exercise, if the shares are not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. An optionee may elect to be taxed on the difference between the exercise price and the fair market value of the shares on the date of exercise, even though some or all of the shares acquired are subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the shares is taxed as short-term or long-term capital gain, depending on the holding period after exercise. The Company receives no tax deduction on the grant of an NSO, but it is entitled to a tax deduction when an optionee recognizes ordinary compensation income on or after exercise of the option, in the same amount as the income recognized by the optionee.

Stock Appreciation Rights. A person realizes no income upon the grant of an SAR, but upon its exercise recognizes ordinary compensation income in an amount equal to the cash or cash equivalent received at that time. If the person receives shares upon exercise of an SAR, he or she recognizes ordinary compensation income equal to the fair market value of the shares received (reduced, if applicable, by the base amount set forth in the related agreement), assuming the shares are not subject to a substantial risk of forfeiture at exercise. The Company is entitled to a tax deduction in the amount of ordinary compensation income recognized.

Stock Awards. A person who receives an award of shares subject to restrictions will not recognize ordinary compensation income at the time the award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of that income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid for the shares. Alternatively, a person may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the fair market value of the shares at the time of grant over the amount (if any) paid for the shares, notwithstanding any restrictions.

A person who receives an award of RSUs will recognize ordinary compensation income equal to the fair market value of the shares (or cash received), less any amount paid, upon settlement of the award, which generally occurs shortly after vesting.

All taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient.

When RSA shares are no longer subject to a substantial risk of forfeiture or shares received on settlement of an RSU are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the ordinary income recognized received plus any amount paid). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

Performance Awards. A person who receives a performance award generally will not recognize ordinary compensation income at the time of grant. Rather, the recipient will generally recognize ordinary compensation income equal to the fair market value of the shares or cash received less the price paid, if any, at the time the award settles and the Compensation Committee has determined the extent to which the award has been earned relative to the performance goals.

When any shares are subsequently sold, the recipient generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the ordinary income recognized plus any amount paid). The capital gain or loss will be long-term if the shares were held for more than one year or short-term if held for a shorter period.

We will be entitled to a tax deduction when the recipient recognizes ordinary compensation income.

Dividends. The full amount of dividends or other distributions of property made with respect to awards before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the recipient (unless an election under Section 83(b) of the Code has been made). Any dividend equivalents on RSUs and performance awards will be taxed as additional ordinary compensation income, and we will be entitled to a deduction at the same time and in the same amount.

Plan Benefits

Because benefits under the 2020 Equity Plan will be determined by the Compensation Committee, in its sole discretion, it is not possible to determine the benefits that will be received by participants if the 2020 Equity Plan is approved by stockholders, other than amounts that may be received by each non-employee director as described above under “Executive Compensation - Director Compensation.” However, current benefits granted to participants would not have been increased if they had been made under the proposed 2020 Equity Plan. For information regarding outstanding awards to our executive officers and directors as of July 31, 2020, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End Table” and “- Director Compensation.”

The Board recommends that stockholders vote “FOR” the 2020 Equity Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for approving the appointment, retention and compensation, as well as for the oversight, of our independent registered public accounting firm (including resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting) for purposes of preparing or issuing an audit report or related work. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent external audit firm and is directly involved in the selection of the lead engagement partner as part of the mandated lead engagement partner rotation.

On May 31, 2017, the Audit Committee approved the engagement of Deloitte & Touche LLP as our independent registered public accounting firm effective upon completion of our prior independent registered public accounting firm’s audit of the Company’s financial statements for fiscal year 2017. In addition to retaining Deloitte & Touche LLP to audit our consolidated financial statements for fiscal year 2020, we retained Deloitte & Touche LLP to provide audit related services in fiscal year 2020. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

Auditor Fees

The following table presents fees billed for services rendered by Deloitte & Touche LLP for fiscal year 2020 and 2019.

	2020	2019
Audit Fees(1)	$2,325,000	$1,900,000
Audit Related Fees(2)(3)	128,759	25,000
Tax Fees(3)(4)	172,500	—
Other(3)(5)	2,021	101,073
Total	$2,628,280	$2,026,073

(1)	Audit fees for fiscal years 2020 and 2019 related to (i) the audits of the annual consolidated financial statements, (ii) reviews of the quarterly financial statements and (iii) the audits of the effectiveness of our internal control over financial reporting.

(2)	Audit related fees consisted of fees to issue comfort letter in connection with convertible senior notes for fiscal year 2020 and to assist us in the audit of a 401(k) savings and retirement plan for fiscal years 2020 and 2019.

(3)	The Audit Committee has determined that the provision of all non-audit services performed for us by Deloitte & Touche LLP is compatible with maintaining each firm’s independence.

(4)	Tax fees for fiscal year 2020 consist of tax planning and advisory services including assistance with advice related to executing tax savings opportunities and excise taxes associated with the Company’s 401(k) savings and retirement plan.

(5)	Other fees were for access to Deloitte & Touche LLP’s accounting research database for fiscal years 2020 and 2019 and for cybersecurity readiness services performed by Deloitte & Touche LLP in fiscal year 2019.

The Audit Committee has a written preapproval policy with respect to certain services to be provided by our independent registered public accounting firm. However, as a matter of practice, prior to engaging in any services outside of the normal audit services, we obtain the prior approval of the Audit Committee even if not technically required under the terms of the policy. In fiscal years 2020 and 2019, all of the audit fees, audit-related fees, and other fees were approved in accordance with the preapproval policy.

The Board recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

MISCELLANEOUS

Annual Report to Stockholders

Cantel’s 2020 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JULY 31, 2020, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE. REQUESTS SHOULD BE MAILED TO CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

Proposals of Stockholders; Stockholder Business

The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is July 21, 2021. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2021 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by no later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of this meeting (no earlier than September 17, 2021 and no later than October 17, 2021, as currently scheduled); provided, however, that in the event that the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

Your vote is important. We urge you to vote by mail, by telephone, or on the Internet without delay.

Jeff Z. Mann Corporate Secretary

Dated: November 18, 2020

Annex A

CANTEL MEDICAL CORP.

2020 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Cantel Medical Corp. 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) is to attract and retain Employees and Directors of the Company and its Subsidiaries, and to provide such persons incentives and rewards for performance, by making available to them stock options and other equity-based and cash-based awards. It is believed that these increased incentives and rewards will stimulate the efforts of Employees and Non-employee Directors towards the continued success of the Company and its Subsidiaries.

2. Definitions. As used in the Plan, the following terms have the meanings set forth below.

“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit or any other right, interest or option relating to Shares granted pursuant to the Plan.

“Award Agreement” means any written agreement, contract, other instrument or document evidencing any Award under the Plan granted by the Committee.

“Benefit Plan” means any employment agreement, severance agreement or similar agreement between the Participant and the Company (or a Subsidiary) or any long-term incentive plan or similar plan of the Company which covers the Participant, in each case which includes provisions relating to an Award granted hereunder.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in a particular Award Agreement, “Cause” as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists: (1) indictment, confession or conviction (including on a nolo contendere plea) involving the commission by the Participant of a felony, or indictment or conviction (including on a nolo contendere plea) of any crime or offense that, in the sole discretion of the Company, has brought or has the potential to bring disrepute to the Company or any Subsidiary or damage to the reputation of the Company or any Subsidiary; (2) indictment, confession or conviction (including on a nolo contendere plea) involving, or becoming the subject of proceedings that provide a reasonable basis for the Company to believe that the person has engaged in, any act involving fraud, dishonesty or moral turpitude; (3) material violation of the Company’s or any Subsidiary’s written policies; (4) serious neglect or misconduct in the performance of the Participant’s duties for the Company or any Subsidiary or willful or repeated failure or refusal to perform such duties; or (5) any act of fraud, dishonesty, embezzlement, misappropriation or conversion of assets of the Company or any Subsidiary. In each case, “Cause” will be as determined by the Company in its sole discretion, which determination will be final, binding and conclusive for purposes of the Plan.

“Change in Control” means the occurrence of any of the following events: (1) at any time after the Effective Date at least a majority of the Board ceases to consist of “Continuing Directors” (meaning directors of the Company who either were directors on the Effective Date or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors; provided, however, that no director will be considered a Continuing Director if such director initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as determined for purposes of Section 13(d)(3) of the Exchange Act) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest); (2) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act), except any majority-owned Subsidiary or any employee benefit plan of the Company or any trust thereunder, has first acquired “beneficial ownership” (as determined for purposes of Rule 13d-3 of the Exchange Act) of Shares having 30% or more of the voting power of all outstanding Shares; (3) consummation of a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing at least 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities or cash or other property; (4) consummation of the sale or transfer within a 12-month period of all, or substantially all, and not less than 40% (in gross fair market value) of the Company’s assets, other than the sale or transfer to a related person as described in Regulation §1.409A-3(i)(5)(vii)(B); or (5) the stockholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the preceding definition, a Change in Control shall constitute a “Section 409A Change in Control” only if it is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, all within the meaning of Regulation §1.409A-3(i)(5), or any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific provision of the Code includes such provision, any valid Regulation promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

“Committee” means the Compensation Committee of the Board or such other person(s) or committee to whom it has delegated any authority, as may be appropriate. An individual may serve on the Compensation Committee only if the individual: (1) is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act; and (2) is “independent” under applicable listing standards of any Exchange on which Shares may from time to time be listed.

“Company” means Cantel Medical Corp., a Delaware corporation.

“Disability” means, unless otherwise defined an Award Agreement, a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

“Director” means a member of the Board.

“Effective Date” means December 16, 2020, the date this Plan is effective.

“Employee” means any employee of the Company or a Subsidiary. For any and all purposes under this Plan, the term “Employee” does not include a person treated as an independent contractor, leased employee, consultant or as a person otherwise designated by the Committee, the Company or a Subsidiary at the time of such person’s engagement as not eligible to participate in or receive benefits under the Plan, or anyone who is not on the payroll of the Company or a Subsidiary at the time such determination is made, even if he or she is subsequently determined to be a common law employee or otherwise an employee of the Company or a Subsidiary by any governmental or judicial authority. Therefore, notwithstanding anything else herein to the contrary, any individual not treated as an employee on the payroll and personnel records of the Company or a Subsidiary at the time the determination is made will in no event be retroactively eligible for participation in the Plan during the period covered by such initial determination.

“Exchange” means the New York Stock Exchange, or if Shares are no longer listed on the New York Stock Exchange, any national securities exchange on which Shares may from time to time be listed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to a specific provision of the Exchange Act will include such provision, any valid Rule promulgated thereunder and any comparable provision of future law that amends, supplements or supersedes such provision.

“Fair Market Value” means, with respect to Shares, as of any date, the closing sales price for Shares as reported on the New York Stock Exchange Consolidated Tape for that date or, if no closing price is reported for that date, the closing sales price on the next preceding date for which such prices were reported, unless otherwise determined by the Committee. If the closing sales price for Shares is not being currently reported on the New York Stock Exchange Consolidated Tape, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.

“Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code.

“Non-employee Director” means a Director who is not an employee of the Company or a Subsidiary.

“Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee determines in the relevant Award.

“Participant” means an Employee, a Non-employee Director, an independent contractor or a consultant who is selected by the Committee from time to time in its sole discretion to receive an Award under the Plan.

“Performance Award” means any Award of Performance Shares or cash granted pursuant to Section 9.

“Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

“Performance Share” means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee determines including, without limitation, cash, Shares or other property, or any combination thereof, upon achievement during the Performance Period of such performance goals, and also such additional service, as the Committee establishes at the time of such grant or thereafter.

“Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government (or political subdivision thereof).

“Prior Plan” means the Cantel Medical Corp. 2016 Equity Incentive Plan, as amended from time to time.

“Regulation” or “Rule” means any regulation, ruling or other interpretation, validly promulgated by the U.S. Department of Treasury or other federal agency, as the case may be, and in effect at the time in question. Reference to a Regulation or Rule or section thereof includes that Regulation, Rule or section and any comparable Regulation, Rule or section that amends, supplements or supersedes that Regulation, Rule or section.

“Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share and the right to receive any dividends or dividend equivalents), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

“Restricted Stock Award” means an award of Restricted Stock under Section 8.

“Restricted Stock Unit” means the right granted to a Participant under Section 8 to receive Shares (or the equivalent value in cash or otherwise pursuant to Section 8(d)) in the future, which right is subject to certain restrictions and to risk of forfeiture.

“Retirement” means, unless otherwise defined in an Award Agreement, an Employee’s termination of service or a Non-employee Director’s cessation of service as a director, in both cases other than as a result of death, Disability or removal for Cause, on or after the individual’s 60th birthday and the individual’s completion of at least five years of employment with the Company or its Subsidiaries or service as a director.

“Section 409A” means Section 409A of the Code and Regulations and guidance issued thereunder.

“Shares” means shares of common stock of the Company.

“Stock Appreciation Right” or “SAR” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, on a per-Share basis the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the grant price of the right on the date of grant. Any payment by the Company in respect of such right may be made in cash, Shares or other property, or any combination thereof, as the Committee, in its sole discretion, determines.

“Subsidiary” means a corporation, company or other entity in which the Company beneficially owns, directly or indirectly, at least 50% of the total combined voting stock or voting power, including any entity that becomes a Subsidiary after the adoption of this Plan; provided, however, that for purposes of issuing Incentive Stock Options to Employees of a Subsidiary, such entity will not be considered a Subsidiary unless it is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

“Substitute Awards” means Awards granted or Shares issued by the Company under Section 4(f) in assumption of, or in substitution or exchange for, awards previously granted, by a company acquired by the Company or with which the Company combines.

“Termination of service” (and variations thereof) mean: (1) a termination or reduction of the Participant’s employment or service with the Company or a Subsidiary so as to constitute a “separation from service” as such term is defined under Section 409A; or (2) the Participant’s employer or service recipient has ceased to be the Company or a Subsidiary, even if the Participant continues to be employed by or provide services to such entity, unless the Participant is immediately thereafter employed by or providing service to the Company or another Subsidiary. The use of the term “termination of service” (and variations thereof) in the Plan or in an Award Agreement in connection with a person serving as an independent contractor, a consultant or a Non-employee Director who is not otherwise employed by the Company or any of its Subsidiaries does not imply that such person is or was an Employee.

3. Administration.

(a) The Plan is administered by the Committee. The Committee has full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (1) select the Employees, independent contractors and consultants of the Company and its Subsidiaries, and Non-Employees Directors, to whom Awards may from time to time be granted hereunder; (2) determine the type or types of Award to be granted to each Participant hereunder; (3) determine the number of Shares to be covered by or relating to each Award granted hereunder; (4) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (5) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled; (6) determine whether, to what extent, and under what circumstances receipt of cash, Shares and other property payable with respect to an Award made under the Plan is to be deferred either automatically or at the election of the Participant; (7) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (8) establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; and (9) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

The decisions of the Committee are final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee will make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination is conclusive and binding on all persons. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(b) The Committee is authorized to make equitable adjustments in Performance Award criteria or in the terms and conditions of Awards in recognition of unusual, infrequent or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it deems desirable to carry it into effect. If the Company assumes outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it deems appropriate.

(c) The Committee has the right, from time to time, to delegate to the Chief Executive Officer or one or more other officers of the Company such duties or powers as the Committee may deem advisable with respect to the designation of Employees to be recipients of Awards and the nature and size of any such Awards, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee determines; provided, however, that: (1) in no event will any such delegation of authority be permitted with respect to Awards to any non-Employee or to any person subject to Rule 16b-3 under the Exchange Act; and (2) the resolution providing for such authorization sets forth the extent and limitations of such authority including, without limitation, the maximum size of Awards and number of Awards that can be approved by the delegate(s) in any fiscal quarter.

If the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee will be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder will have the same force and effect as if such action was undertaken directly by the Committee and will be deemed for all purposes of the Plan to have been taken by the Committee.

(d) Neither the Committee nor any member of the Board shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other Director or Employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, Director or Employee in bad faith and without reasonable belief that it was in the best interests of the Company.

(e) The terms and conditions of all Awards granted pursuant to the Plan, including the date of grant, must be approved in writing by the Board, Committee or Chief Executive Officer (or other permitted delegate), as the case may be, but in all cases shall be consistent with the terms of the Plan. The date of grant for an Award will be on or after, but never earlier than, the date of such written approval. An Award Agreement shall contain a provision that all the applicable terms and conditions of the Plan are incorporated by reference therein and shall apply to the Award unless provided otherwise in the Award Agreement.

(f) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, however, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (1) Substitute Awards; (2) Shares delivered in lieu of fully vested cash obligations; (3) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and (4) any additional Awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Plan pursuant to Section 4 (subject to adjustment under Section 4(g)); and provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

(g) Regardless of whether an event has occurred as described in Section 10(a) or Section 10(c), the Committee may, in its sole discretion, at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change in Control, all or a portion of such Participant’s Options or Stock Appreciation Rights will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards will lapse and/or that any performance-based criteria with respect to any Awards held by that Participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this Section 3(g).

4. Shares Subject to the Plan; Effect on Prior Plans.

(a) Subject to adjustment as provided in this Section 4, 2,475,000 Shares shall initially be available for all Awards under the Plan, less one Share for every one Share granted under any Prior Plan after July 31, 2020 and prior to the Effective Date. Subject to adjustment as provided in this Section 4, no more than 2,003,935 Shares in the aggregate may be issued under the Plan in connection with Incentive Stock Options. As of the Effective Date, no further awards will be made under any Prior Plan.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise. No fractional Share of stock may be issued under any Award to make any payment and, if any fractional Shares would otherwise be issuable, the Award will be rounded down to the nearest whole Share (or cash paid) to avoid the issuance of any fractional Share.

(c) If (i) any Shares subject to an Award are forfeited or an Award expires or an Award is settled for cash (in whole or in part) or lapses or (ii) after July 31, 2020 any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part) or lapses, then the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement or lapse, be added to the shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause (ii) shall not increase the number of Shares that may be granted under the Plan in connection with Incentive Stock Options.

In the event that withholding tax liabilities arising from an Award other than an Option or SAR or, after July 31, 2020, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan; provided, however, that Shares that again become available for issuance under the Plan pursuant to the preceding clause shall not increase the number of Shares that may be granted under the Plan in connection with Incentive Stock Options.

(d) Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after July 31, 2020, an option under any Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or, after July 31, 2020, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to an SAR or, after July 31, 2020, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after July 31, 2020, options under any Prior Plan.

(e) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to awards made to individuals who were not employees of the Company or its Subsidiaries immediately before such transaction and will not count against the maximum share limitations specified in Section 4(a). Similarly, Substitute Awards made pursuant to Section 4(f) will not count against Shares otherwise available for issuance under the Plan under Section 4(a). The provisions of this Section 4(e) shall not apply to Shares available under the Plan to be issued as Incentive Stock Options.

(f) The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the Substitute Awards be made on such terms and conditions as the Committee considers appropriate in the circumstances including, but not limited to, compliance with Sections 424(a), 424(h)(3) and 409A of the Code and Regulations §§1.424-1 and 1.409A-1(b)(5)(v)(D).

(g) Upon the occurrence or in anticipation of any event that causes the per-Share value to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, large nonrecurring cash dividend, merger, reorganization, recapitalization, combination or exchange of shares), the Committee will make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such event. Action by the Committee may include: (1) adjustment of the number and kind of Shares that may be delivered under the Plan; (2) adjustment of the number and kind of Shares subject to outstanding Awards; (3) adjustment of the exercise price or grant price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (4) any other adjustments that the Committee determines to be equitable. No fractional Shares will be issued under the Plan for any such adjustments and any fractional Shares resulting from such adjustments will be subject to Section 4(b). It is intended that any adjustments pursuant to this clause be made in accordance with Sections 424(a), 424(h)(3) and 409A of the Code and Regulations §§1.424-1 and 1.409A-1(b)(5)(v), as applicable; accordingly, the Committee may not make any adjustments to outstanding Options or Stock Appreciation Rights that would convert an Incentive Stock Option to a nonqualified stock option nor constitute a modification or substitution of the stock right under Regulation §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A.

Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock split), a declaration of a dividend payable in Shares or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 4(a) will be adjusted proportionately, and the Shares then subject to each Award will be adjusted proportionately without any change in the aggregate purchase price therefor; such adjustments to Awards will be subject to Section 4(b) regarding fractional Shares.

5. Eligibility.

(a) Any Employee is eligible to be selected as a Participant; provided, however, that the Committee has the authority, in its sole and absolute discretion, to select those Employees who will become Participants and receive Awards under the Plan. The Committee may set the terms of any such Awards in its sole and absolute discretion.

(b) The Committee has the authority, in its sole and absolute discretion, to select non-Employee independent contractors or consultants to the Company or a Subsidiary or Non-employee Directors of Subsidiaries to become Participants and receive Awards (other than Incentive Stock Options) under the Plan. The Committee may set the terms of any such Awards in its sole and absolute discretion.

(c) The Committee, or the Board if it so elects, has the authority, in its sole and absolute discretion, to make Awards to Directors; provided, however, that the maximum number of Shares subject to Awards granted during a fiscal year to any Non-employee Director, taken together with any cash fees paid to such Non-employee Director in respect of the Non-employee Director’s service as a member of the Board during such year, will not exceed $375,000 in total value. Upon election of a Non-employee Director of the Company as Chair or Vice-Chair of the Board, he or she may receive an additional Award and/or cash not to exceed $200,000 in additional total value. The value of Awards to Non-employee Directors of the Company will be based on the grant date fair value of such Awards for financial reporting purposes.

6. Stock Options. Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan, subject to the following terms and conditions.

(a) Exercise Price. Except in the case of a Substitute Award, the exercise price per Share as of the date the Option is granted will not be less than the Fair Market Value of Shares on the date the Option is granted. Notwithstanding the preceding sentence, if Incentive Stock Options are granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates, the exercise price of each Incentive Stock Option granted the individual under the Plan shall not be less than 110% of the Fair Market Value of Shares on the date of grant.

(b) Number of Shares. The Option will state the number of Shares covered thereby.

(c) Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the Participant, or in the event of death, an Option will be deemed exercised by the estate of the Participant or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Participant, upon delivery of: (1) a notice of exercise to the Company or its representative, or by using such other methods of notice as the Committee may adopt; and (2) accompanying payment of the exercise price in accordance with such restrictions as the Committee may adopt. Not less than 100 Shares may be purchased at any one time unless the number purchased is the total number at that time purchasable under the particular Option.

(d) Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Committee of some or all of the Shares to which such exercise relates. In such case, the Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002, Section 422 of the Code (in the case of Incentive Stock Options) and Section 409A including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(e) Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Shares will be delivered or deemed to be delivered to Participants. As determined by the Committee, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (1) cash or cash equivalents; (2) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of Shares on the date the Option is exercised; (3) withholding of Shares from the Option based on the Fair Market Value of Shares on the date the Option is exercised; (4) broker-assisted or bank-assisted market sales; or (5) any other “cashless exercise” arrangement satisfactory to the Committee.

(f) Term of Option. The Committee will determine the exercise period of each Option, which may not exceed 10 years from the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its affiliates, the exercise period may not exceed five years from the date of grant. If at the time the term of an Option otherwise would expire trading in Shares is prohibited by law or exercise of the Option is restricted by the Company’s insider trading policy, the term of such Option automatically will be extended to the 30th calendar day after expiration of the prohibition or restriction; provided, however, that such extension does not result in the loss of tax-favored incentive stock option treatment or adverse tax consequences under Section 409A; and provided, further, that no extension will be made if the exercise price of such Option at the date the initial term would otherwise expire is above Fair Market Value.

(g) Termination of Option. Subject to Section 12, all Options will terminate upon their expiration, their surrender, upon breach by the Participant of any provisions of the applicable Award Agreement or in accordance with such other rules and procedures incorporated into the terms and conditions of Award Agreements governing the Options as the Committee may deem advisable or appropriate.

(h) Other Provisions. An Option also will be subject to such other terms and conditions as the Committee may deem advisable or appropriate, consistent with the provisions of the Plan, and which need not be the same with respect to each recipient. Each Option must specify whether it is an Incentive Stock Option under Section 422 of the Code or a nonqualified stock option, and any Option that does not so specify will be deemed to be a nonqualified stock option.

Notwithstanding any other provision of the Plan, the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Participant during any calendar year (including Incentive Stock Options granted under all option plans of the Company or any Subsidiary) may not exceed $100,000. In addition, the Award Agreements for Incentive Stock Options granted under the Plan may contain such other provisions as the Committee deems necessary to meet the requirements of Section 422 of the Code.

7. Stock Appreciation Rights. Stock Appreciation Rights may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan, subject to the following terms and conditions.

(a) The provisions of an Award of Stock Appreciation Rights will be subject to such terms and conditions as the Committee may deem advisable or appropriate, consistent with the provisions of the Plan, and need not be the same with respect to each recipient.

(b) Except in the case of a Substitute Award, a Stock Appreciation Right may not have a grant price as of the date the Award is granted less than the Fair Market Value of a Share on the date of grant or a term of greater than 10 years. However, if (1) trading in Shares is prohibited by law at the time the term of an Award of Stock Appreciation Rights payable in Shares otherwise would expire or (2) exercise of an Award of Stock Appreciation Rights payable in Shares or in cash (or a combination thereof) is restricted by the Company’s insider trading policy, the term of such Award automatically will be extended to the 30th calendar day after expiration of the prohibition or restriction; provided, however, that such extension does not result in adverse tax consequences under Section 409A; and provided, further, that no extension will be made if the grant price of such Option at the date the initial term would otherwise expire is above Fair Market Value.

(c) Notwithstanding the preceding, any Stock Appreciation Rights exercised after or in connection with a Participant’s termination of service or cessation of service as a Non-employee Director is payable only in cash.

8. Restricted Stock and Restricted Stock Units.

(a) Issuance of Awards. An Award of Restricted Stock or Restricted Stock Units, which may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan, shall be subject to restrictions on transferability and such other restrictions as the Committee may impose at the time of grant and for a period of time specified by the Committee (the “Restriction Period”) in the Award Agreement. These restrictions may lapse separately or in combination and such Restricted Stock or Restricted Stock Unit Awards may be issued hereunder to Participants for no cash consideration or for such consideration as may be required by applicable law or as determined by the Committee in its sole discretion. An Award of Restricted Stock or Restricted Stock Units also will be subject to such other terms and conditions as the Committee deems advisable or appropriate, consistent with the provisions of the Plan including, but not limited to the consideration to be paid by the Participant for each Share of Restricted Stock or each Restricted Stock Unit.

(b) Delivery of Shares. Shares of Restricted Stock will be delivered to the Participant at or as of the date of grant of the Award either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If stock certificates are issued (or book-entry registration is made) in respect of Shares of Restricted Stock before the end of the applicable Restriction Period, such certificates or book-entry will be registered in the name of the Participant and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(c) Vesting. Subject to the terms of the Award Agreement and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of service during the applicable Restriction Period or upon failure to satisfy any applicable vesting requirement during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions will be forfeited.

(d) Payment. Except as provided in an Award Agreement, upon vesting of all or any portion of an Award of Restricted Stock Units, the vested amount will be paid to the Participant, whether in Shares, in cash or otherwise, as determined by the Committee in its sole discretion, not later than the 15th day of the third month following the end of the calendar year in which the vesting event occurred.

(e) Dividends. In the case of an Award of Restricted Stock Units, and subject to Section 14, the Participant is not entitled to receive dividends or dividend equivalents unless the Award is solely time-vested and the Award Agreement specifically provides for such dividends or dividend equivalents. However, subject to Section 14, holders of Awards of Restricted Stock are entitled to receive dividends unless the Award Agreement provides otherwise.

9. Performance Awards.

(a) Awards of Performance Shares and/or cash (“Performance Awards”), which may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan, will be subject to such terms and conditions as the Committee deems advisable or appropriate, consistent with the provisions of the Plan. Each Performance Award will specify the performance goals which, if achieved, will result in payment or early payment of the Award, and may specify in respect of such specified performance goals a level or levels of achievement. Each such Award will set forth a formula for determining the number of Performance Shares and/or the amount of cash that will be earned if performance is at or above the minimum level or levels, but falls short of full achievement of the specified level or levels of achievement. The performance levels to be achieved for each Performance Period, and the amount of the Performance Shares and/or cash to be distributed according to achievement (or not) of the performance levels, will be conclusively determined by the Committee. Performance Awards may be paid, and as specified in an Award Agreement, in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee that comply with Section 409A, on a deferred basis. Performance Awards may be paid in cash, Shares or other property, or any combination thereof, as the Committee determines in its sole discretion at the time of payment.

(b) Performance Awards granted to an Employee may vest solely based upon the achievement of the relevant performance goals and levels and, subject to Section 10, may be subject to forfeiture if the Participant’s service terminates for any reason within one year, or such other period as may be specified in the Performance Award, following the date of grant of such Performance Award. Except in the case of a Performance Award consisting of Shares with restrictions in the form of performance goals, or an Option or SAR, the vested amount of the Performance Award will be paid to the Participant, whether in Shares, in cash or otherwise, not later than the end of the calendar year in which the Performance Period ends.

(c) The performance goals with respect to Performance Awards may be based on the attainment of specified levels of one or any combination of measures, including without limitation: revenues, net sales, cost reductions, operating income, income before taxes, EBITDA, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital, return on assets, return on equity, return on invested capital, cash flow, market share, stockholder return or economic value added of the Company or the Subsidiary or division of the Company for or within which the Participant is primarily employed as well as individual-level and strategic goals, such as personal professional objectives (including by reference to any of the foregoing performance metrics), the implementation of policies and plans, the negotiation of transactions, formation of joint ventures, research or development collaborations, the completion of corporate transactions and any other objective or subjective measures established by the Committee. Such performance goals also may be based on the achievement of specified levels of individual or Company performance (or performance of an applicable Subsidiary, division, business segment or business unit) under one or more of the measures described above relative to the performance of other corporations designated by the Committee. Performance goals with respect to the foregoing measures may be specified in absolute terms, in percentages or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate, and may be calculated for a single year or calculated on a compound basis over multiple years. Further, any performance goals that are financial metrics may be determined in accordance with United States generally accepted accounting principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under International Accounting Standards Board principles. Performance goals need not be based upon an increase or positive result under a business criterion and could include the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

The Committee may provide that any evaluation of performance will exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example but without limitation the following: (1) acquisitions, divestitures, asset write-downs or impairment charges; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (4) accruals for reorganization and restructuring programs; (5) extraordinary, unusual or infrequently occurring events; (6) foreign exchange gains or losses; (7) change in the Company’s fiscal year; and (8) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management.

10. Change In Control Provisions. The provisions of this Section 10 apply in the case of a Change in Control, unless otherwise provided in the Award Agreement or any special Plan document or separate agreement with a Participant governing an Award. The provisions of this Section 10 shall apply only to the extent the provisions do not result in adverse tax consequences under Section 409A.

(a) In General. Upon the effective date of a Change in Control, the Plan and any Award previously granted hereunder will terminate and Section 10(e) will apply unless: (1) provision is made in writing in connection with such transaction for the continuance of the Plan, for the assumption of Awards previously granted or for the substitution for such Awards with new Awards covering the shares of a successor employer corporation, or of a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the Awards previously granted or the new Awards substituted therefor will continue in the manner and under the terms so provided; or (2) the Committee notifies Participants that the Plan will continue in effect.

Notwithstanding the foregoing, in the event of a merger or consolidation of the Company with another entity, the Committee may, to the extent doing so will not result in adverse tax consequences under Section 409A, provide that all Awards held by any Participant or class of Participants, whether or not otherwise vested and exercisable, may be cancelled upon the payment to the Participant of an amount equal to any cash due under the Award plus the excess, if any, of the fair market value of the stock subject to the Award over the exercise price or grant price to be paid by the Participant or applicable threshold of the Award. For purposes of the preceding sentence, the fair market value of the stock will be determined by the Committee in good faith taking into account the value of any consideration received by stockholders of the Company pursuant to the merger or consolidation and, if the fair market value of the stock, as so determined, is equal to or less than the exercise price or grant price, consideration to be paid by the Participant or applicable threshold of an Award, the stock portion of such Award may be cancelled without payment of any consideration to the Participant.

(b) Performance Awards. Upon the effective date of a Change in Control, outstanding Performance Awards will be converted into time-based Awards that vest at the earlier of (1) the end of the Performance Period or (2) the date of the Participant’s termination of service if, within 12 months after the effective date of the Change in Control, the Participant’s employment is involuntarily terminated other than for Cause; provided, however, that if vesting is accelerated pursuant to the preceding clause (2), settlement shall either be made at the end of the Performance Period or upon vesting, as specified in the Award Agreement. The amount of such converted time-based Awards will be determined (i) using actual performance to date as of the effective date of the Change in Control if such effective date occurs more than halfway through the applicable Performance Period and performance is then measurable or (ii) at 100% of the target amount (Shares and/or cash) if the effective date of the Change in Control occurs within the first half of the Performance Period or performance is not measurable as of such effective date.

(c) Awards Assumed or Substituted by Surviving Entity. Unless the Committee determines otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, with respect to Awards assumed by the surviving entity (if not the Company) or otherwise equitably converted or substituted in connection with a Change in Control, if within 12 months after the effective date of the Change in Control, a Participant’s employment is involuntarily terminated other than for Cause, then:

(i)	all of the Participant’s then-outstanding Options or Stock Appreciation Rights will become fully vested and exercisable, and will thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement; and

(ii)	all time-based vesting restrictions on the Participant’s then-outstanding Awards will lapse and Awards will settle, as applicable and to the extent permitted without adverse tax consequences under Section 409A.

Further, for any Option that has not lapsed as of the effective date of the Change in Control, the surviving entity (if not the Company) must assume, or substitute for that Option, a new Option that, in the opinion of the Committee or its successor, giving due consideration to Regulation §1.424-1 and Regulation §1.409A-1(b)(5)(v)(D), is equivalent to the old Option but relates to shares in a different company (whether the acquiring company itself or another company). However, if at the time of such replacement the Participant is not an employee of the surviving entity (if not the Company), or of a parent or subsidiary of that entity, the new assumed or substituted option will be considered a nonqualified stock option that is neither intended to qualify as an incentive stock option under Section 422 of the Code nor to result in adverse tax consequences under Section 409A.

(d) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity (if not the Company) or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee:

(i)	outstanding Options or SARs will become fully vested and exercisable, and will thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement;

(ii)	time-based vesting restrictions on outstanding RSUs and Restricted Stock will lapse and Awards will settle, as applicable and to the extent permitted without adverse tax consequences under Section 409A; and

(iii)	in the case of outstanding Performance Awards, the payout level attributable to the Award shall be based on the applicable performance criteria or, if performance is not determinable, at the target level, and any other restriction will lapse and the Performance Awards will be immediately settled or distributed; provided, however, that immediate settlement or distribution will not result in adverse tax consequences under Section 409A.

(e) Change in Control Cash Out. Notwithstanding Section 10(c), in the event of a Change in Control the Committee may, in its discretion, provide that each or any Award outstanding at the time of the Change in Control will, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 30 days of the Change in Control in an amount equal to: (1) with respect to an Option or Stock Appreciation Right, the amount by which the Fair Market Value or Change in Control Price per Share (as the case may be) exceeds the exercise price or grant price per Share under the Option or Stock Appreciation Right, multiplied by the number of Shares granted under the Option or Stock Appreciation Right; (2) with respect to an Option or Stock Appreciation Right for which the Fair Market Value or Change in Control Price per Share (as the case may be) does not exceed the exercise price or grant price per Share under the Option or Stock Appreciation Right, for $0.00 consideration; and (3) with respect to Restricted Stock Awards, Restricted Stock Units and Performance Awards, an amount equal to the Fair Market Value or Change in Control Price per Share (as the case may be), less any applicable consideration under Section 8(a) or applicable threshold under the Award Agreement, multiplied by the number of Shares issuable under the Restricted Stock Award, Restricted Stock Unit or Performance Award, as the case may be and provided such payment does not result in adverse tax consequences under Section 409A.

For purposes of this Section 10(e), “Change in Control Price” means, with respect to a Share: (1) the price per Share as set forth in the sale, merger or similar agreement giving rise to the Change in Control; or (2) except as provided in clause (3) below, if there is no such agreement and, in the case of a Change in Control resulting from the sale of all, or substantially all, of the Company’s assets, the average per share closing sales price of a Share (rounded to four decimal places), as reported on the New York Stock Exchange Consolidated Tape, over the 10 consecutive trading day period prior to and including the date of a Change in Control; or (3) in the case of a complete liquidation of the Company, the price per Share as determined in the plan of liquidation; provided, however, that in the case of Incentive Stock Options, Change in Control Price will be the Fair Market Value of such Share on the date such Incentive Stock Option is exercised or deemed exercised pursuant to Section 10(c). If the consideration paid in any such Change in Control transaction consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined in the sole discretion of the Committee.

(f) If a Participant is covered by another Benefit Plan maintained by the Company or a Subsidiary, the terms of such Benefit Plan that govern vesting in connection with a Change in Control will govern the vesting of such Participant’s Awards. To the extent the Participant’s Awards are not eligible for accelerated vesting under another Benefit Plan, such Awards will be entitled to accelerated vesting to the extent provided in this Section 10.

11. Compliance with Section 409A.

(a) To the extent applicable, it is intended that the Plan and any Award hereunder will either be exempt from the application of, or comply with, the provisions of Section 409A. The Plan and all Awards hereunder will be construed and administered in a manner consistent with this intent, and any provision that would cause the Plan or an Award hereunder either to fail to be exempt from or to comply with Section 409A will have no force and effect unless and until amended either to be exempt from or to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Committee or the Board without the consent of Participants). No amendment may be made to any Award that constitutes a modification, as defined in Section 409A, of such Award unless: (1) at the time of such amendment the Fair Market Value of the Shares subject to such Award is not greater than the exercise price under such Award; or (2) such modification will not otherwise convert an Award exempt from, or compliant with, Section 409A into an Award subject to, but not compliant with, Section 409A. Further, notwithstanding anything to the contrary in this Plan, if a Participant is a “specified employee” as defined in Section 409A as of the date the Participant separates from service (within the meaning of Section 409A), then, to the extent required by Section 409A, payments due under this Plan resulting from the Participant’s separation from service may not be made until the earlier of: (1) the first day following the 6th month anniversary of the date of the Participant’s separation from service for a reason other than death; and (2) the Participant’s date of death; provided, however, that any payments delayed during this period will be paid in the aggregate in a lump sum, without interest, as soon as reasonably practicable following the earlier of the 6th month and one day anniversary of the Participant’s separation from service or the Participant’s date of death, as the case may be.

(b) For purposes of compliance with Section 409A, if an Award constitutes a deferral of compensation subject to Section 409A, the phrase termination of service or termination of employment, or any derivation thereof in connection with such Award, will mean a “separation from service” as defined under Section 409A. Accordingly, where an Award Agreement for an Award subject to Section 409A refers to a Participant’s termination of service for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A.

(c) For purposes of Section 409A, in the case of an Award settled in installment payments, each installment payment will be treated as a separate payment.

(d) If (1) any Award constitutes a deferral of compensation subject to Section 409A, (2) that Award provides for a change in the time or form of payment upon a Change in Control and (3) the Change in Control event would not constitute a Section 409A Change in Control, then payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A).

12. Termination of Service.

(a) Unless otherwise provided in an Award Agreement or in a Benefit Plan applicable to the Award, upon the termination of a Participant’s service as an Employee, independent contractor, consultant, Non-employee Director or other non-Employee relationship (the date of such termination being the Participant’s “Service Termination Date”), the following rules shall apply.

(1) Termination for Cause. In the event of a termination of service for Cause, the Participant’s right to any further payments, vesting or exercisability with respect to any Award will be forfeited in its entirety.

(2) Death. In the event of a termination of service as a result of the Participant’s death, (i) all outstanding Options and Stock Appreciation Rights held by such Participant will (A) become immediately fully vested and (B) be exercisable for 12 months following the Participant’s death or until the original expiration date of the Award, if earlier, (ii) any Restricted Stock and Restricted Stock Units will immediately become fully vested and settle, as applicable, and (iii) the vesting and settlement of any Performance Awards shall be governed by the terms of the Award Agreement.

(3) Retirement. In the event of a termination of service as a result of the Participant’s Retirement (which Retirement does not occur for at least 12 months following the date of grant), (i) the time-based component of all outstanding Options and Stock Appreciation Rights will become immediately fully vested, (ii) all outstanding vested Options and Stock Appreciation Rights shall remain exercisable for the original term of such Option or Stock Appreciation Right, (iii) any Restricted Stock and Restricted Stock Units will immediately become fully vested and settle, as applicable and pursuant to the terms of the Award Agreement and (iv) the vesting and settlement of any Performance Awards shall be governed by the terms of the Award Agreement.

(4) Disability. In the event of a termination of service as a result of the Participant’s Disability, (i) those tranche(s) of the outstanding Options and Stock Appreciation Rights held by such Participant on the Service Termination Date that would have vested during the 12 month period following the Service Termination Date will become immediately vested, (ii) all vested Options and Stock Appreciation rights will remain exercisable for 12 months following the Service Termination Date or until the original expiration date of the Award, if earlier, (iii) the risk of forfeiture and other restrictions on transfer applicable to tranche(s) of outstanding Restricted Stock and Restricted Stock Units held by such Participant on the Service Termination Date that would have lapsed during the 12 month period following the Service Termination Date but for the cessation of the Participant’s service will immediately be deemed to have lapsed and such Awards will settle, as applicable and pursuant to the terms of the Award Agreement and (iv) the vesting and settlement of any Performance Awards shall be governed by the terms of the Award Agreement.

(5) Other Termination. In the event of a termination of service by a Participant for reasons other than Cause, Death, Retirement or Disability, all outstanding vested Options and Stock Appreciation Rights will remain exercisable for three months or until the original expiration date of the Award, if earlier, but no further vesting shall occur after the Service Termination Date.

(6) Committee Discretion. Notwithstanding the preceding provisions of this Section 12(a), the Committee may, in its sole discretion and whether prior to or following the grant of an Award, provide that an Option or Stock Appreciation Right shall remain exercisable for a different period than that specified in this Section 12(a); provided, however, that in no event shall such period exceed 10 years from the date of grant.

In the event any accelerated vesting of an Option would result in the loss of tax-favored incentive stock option treatment, the Option shall be treated as an Incentive Stock Option to the fullest extent permitted under the Code and shall otherwise be treated as a nonqualified stock option.

(b) After the application of Section 12(a), the Participant will forfeit: (i) his or her Options and Stock Appreciation Rights to the extent not exercisable on the Service Termination Date; and (ii) each Share of Restricted Stock and each Performance Award held by him or her at the Service Termination Date as to which, as of that date, any restrictions or conditions had not lapsed or been waived; provided, however, that if the Participant paid an acquisition price for any of such Restricted Stock and the termination of service was not for Cause, the Company will repurchase the Restricted Stock for the lesser of the acquisition price or the then Fair Market Value of the Shares on or promptly following the Service Termination Date.

(c) Notwithstanding anything set forth in Section 12(a) or in Sections 6 and 7, and unless the Committee determines otherwise, if (1) the holder of an Option or a Stock Appreciation Right dies, (2) such holder’s representative has a right to exercise the vested portion of an Option or Stock Appreciation Right (the “Decedent’s Award”), (3) the Decedent’s Award is not exercised by the last day on which it is exercisable (the “Final Exercise Date”) and (4) the exercise price or grant price per share of the Decedent’s Award is below the Fair Market Value of a Share on the Final Exercise Date, the Committee shall either (i) cancel the Option or Stock Appreciation Right in exchange for a cash payment equal to the excess of (A) the Fair Market Value of one Share on the Final Exercise Date over (B) the exercise price or grant price per Share of the Decedent’s Award, multiplied by the number of Shares granted under the Option or Stock Appreciation Right or (ii) deem the Decedent’s Award to be exercised on the Final Exercise Date via a cashless exercise procedure determined by the Committee and, in either case, the resulting proceeds, net of any required tax withholding, will be paid to the representative.

13. Amendments and Termination.

(a) The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (1) materially increase the number of Shares available under the Plan (other than as permitted under Section 4(g) of the Plan), (2) expand the types of Awards under the Plan, (3) alter the class of Persons eligible to participate in the Plan, (4) materially extend the term of the Plan or (5) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the Exchange, then such amendment will be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable: (i) to comply with the listing or other requirements of the Exchange; or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

(b) The Committee may amend, modify or terminate any Award theretofore granted, prospectively or retroactively, but no such amendment, modification or termination to an outstanding Award may:

(1) without the Participant’s consent reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment, modification or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price or grant price of such Award); or

(2) except for adjustments made pursuant to Section 4(g) or in connection with a Change in Control, reduce the exercise price or grant price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price or grant price that is less than the exercise price or grant price of the original Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights with an exercise price or grant price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or Stock Appreciation Rights for cash or any other Awards, in each case without the prior approval of the stockholders of the Company.

Any change or adjustment to an outstanding Incentive Stock Option may not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an incentive stock option under Section 422 of the Code.

Notwithstanding the foregoing, any adjustments made pursuant to Section 4(g) are not subject to these restrictions.

(c) Compliance Amendments. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Board or the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Sections 409A and 422 of the Code), and to the administrative regulations and rulings promulgated thereunder, and further including, but not limited to, adopting (including retroactively, if deemed advisable) provisions relating to the retroactive amendment of Award Agreements and the “claw back” or repayment of amounts already received in the event of a financial restatement affecting the Company. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 13(c) to any Award made under the Plan without further consideration or action.

(d) Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who on the date of grant is not eligible to be a Participant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 13(d) to any Award made under the Plan without further consideration or action.

(e) The Committee may delegate to such other committee as it may from time to time appoint the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any laws or regulatory requirements of a foreign country including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as it deems advisable to conform with or take advantage of governmental requirements, statutes or regulations.

The Committee may delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial and administrative functions under the Plan.

14. Dividends. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than in the form of an Option or Stock Appreciation Right, which is to be settled by the issuance of Shares (or, at the discretion of the Committee, settled in cash valued by reference to Share value) may, if so determined by the Committee, be entitled to receive cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to all or a portion of the number of Shares subject to such Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times the Award is otherwise paid or settled.

15. General Provisions.

(a) An Award may not be sold, pledged, assigned, encumbered or hypothecated to or in favor of any party other than the Company or a Subsidiary nor transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant or, in the event of a Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision; provided, however, that the Committee may, in its sole discretion, permit additional transferability (but only without payment of consideration by the transferee to the transferor) on a general or specific basis, and may impose conditions and limitations on any permitted transferability to the extent needed to comply with a domestic relations order.

(b) No Person has the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award under this Plan or any other such plan. There is no obligation for uniformity of treatment of Persons or Participants under the Plan. Neither an Award nor any benefits arising out of the Plan will constitute part of a Participant’s employment or service contract with the Company or any Subsidiary and, accordingly, the Plan and the benefits hereunder, which may be terminated prospectively at any time in the sole and exclusive discretion of the Board or the Committee, shall not give rise to liability on the part of the Company or any Subsidiary for severance payments. No Award or payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, benefit or fringe benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

(c) No Person shall become a Participant or shall be deemed to have any rights under the Plan with respect to such Award until and unless such Person has accepted an Award Agreement or other instrument evidencing the Award.

(d) Nothing in the Plan or any Award granted under the Plan, nor ownership of Shares resulting from exercise of or payment under such an Award, will be deemed to constitute an employment or service contract or confer, or be deemed to confer, on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s service at any time, with or without Cause.

(e) All certificates for Shares delivered (or book-entries made) under the Plan pursuant to any Award will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates or associated with the book-entry to make appropriate reference to such restrictions.

(f) No Award granted hereunder will be construed as an offer to sell securities of the Company, and no such offer will be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan will not be required to make any payment or provide consideration other than the rendering of services.

(h) The Company and its Subsidiaries are authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. The Committee is authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes or other adverse effect on the Company) or, if the Committee so permits, by directing the Company to retain Shares (in such amount as will not result in adverse accounting or tax implications for the Company) otherwise deliverable in connection with the Award. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company and its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. This Section 15(h) shall apply, as applicable, to any Person who becomes entitled to an Award as a result of the Participant’s death.

(i) Nothing contained in the Plan will prevent the Company, a Subsidiary or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The grant of an Award under this Plan will not affect in any way the right or power of the Company or a Subsidiary to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(j) It is a term and condition of participation in this Plan that Participants acknowledge and agree that for the purposes of the administration of this Plan including the grant, holding or vesting of Awards and the holding or sale of Shares acquired from the vesting and/or exercise of Awards, information relating to the Participants will be passed between their employing companies, the Company and other Subsidiaries and any third parties engaged by them to the extent required for the administration or operation of this Plan and to the extent permitted by applicable law. Participants will be provided with all appropriate information regarding the processing of information and their rights in respect of such processing as is required under applicable law, and Participant information will be processed in accordance with applicable law. By participating in this Plan, a Participant is deemed to have acknowledged and accepted this provision.

(k) The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement gives the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Subsidiary. In its sole discretion, the Committee may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares with respect to Awards. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(l) Each Award Agreement will contain a provision that the Award may not be exercised at a time when the exercise thereof or the issuance of Shares thereunder would constitute a violation of any federal or state law or listing requirements of the Exchange for such Shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan.

(m) Except to the extent superseded by any controlling federal law, the Plan and all Awards thereunder will be construed, regulated and administered according to the laws of the State of New Jersey without giving effect to principles of conflicts of law. Use of the masculine or feminine genders includes the neuter. Neither the Plan nor any Award Agreement will be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or the Award Agreement to be drafted.

(n) Any claim or action relating to the Plan or an Award thereunder must be brought within one year of the date when the claimant has actual or constructive knowledge of the acts or failures to act that are alleged to give rise to the claim or action. If a claimant does not bring such action within one year (or shorter) period, the claimant will be barred from bringing an action related to his or her claim. All action(s) or litigation arising out of or relating to this Plan must be commenced and prosecuted in the Superior Court of New Jersey, Passaic County, or the United States District Court for the District of New Jersey, Newark Vicinage. Each Participant, claimant or other person consents and submits to the personal jurisdiction over him or her of the Superior Court of New Jersey, Passaic County, or the United States District Court for the District of New Jersey, Newark Vicinage in respect of any such action(s) or litigation, and each Participant, claimant or other person also consents to service of process upon him or her with respect to any such action(s) or litigation by registered mail, return receipt requested, or by any other means permitted by rule or law.

(o) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable laws or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision will be stricken and the remainder of the Plan will remain in full force and effect.

(p) Awards may be granted to Persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose such conditions on the exercise or vesting of Awards as it deems appropriate in order to minimize the Company’s or a Subsidiary’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(q) If approved by the Committee in its sole discretion, a Participant’s absence or leave because of military or governmental service or disability will not be considered an interruption of employment or service for any purpose under the Plan.

(r) All Award Agreements, notices and other communications with respect to the Plan, including signatures relating to such documentation, may be executed and stored on paper, electronically or in another medium. Any documentation executed or stored electronically will comply with the Electronic Signatures Act. The Committee and the Plan’s recordkeepers or other service providers may use telephonic or electronic media to satisfy any notice requirements of the Plan or an Award, to the extent permissible under applicable law. Award Agreements may be executed in duplicate counterparts, each of which when so executed will be deemed to be an original and both of which when taken together will constitute one and the same instrument. Either party may execute such an Award Agreement by facsimile or electronic signature.

(s) Clawback. Notwithstanding any other provisions of this Plan or of any Award Agreement, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such recovery, deductions and clawback as may be required to be made pursuant to such law, government regulation including, but not limited to, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 954”) or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation including, but not limited to, Section 954 or stock exchange listing requirement).

(t) No Rights as Stockholder. A Participant has no rights as a stockholder with respect to any Shares covered by an Award under this Plan until: (1) payment in full by the Participant for the Shares being purchased, if any, is made (including payment in full of any applicable withholding tax liability); (2) a certificate or book-entry registration evidencing such Shares has been issued and delivered to the Participant or recorded; and (3) the Participant’s name has been entered as a stockholder of record on the books of the Company. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock is fully paid for, except as provided in Section 4(g).

(u) The tax treatment of the benefits provided under the Plan or any Award hereunder is not warranted or guaranteed. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers (other than in an individual capacity as a Participant) may be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award hereunder.

16. Term of Plan. The Plan will terminate on the date of the annual stockholder meeting of the Company following the close of the Company’s fiscal year ending in 2030, unless sooner terminated by the Board pursuant to Section 13; provided, however, that in no event may an Incentive Stock Option be granted more than 10 years after the earlier of: (1) the date of the adoption of the Plan by the Board; or (2) the Effective Date. No Award will be granted under the Plan after such date, but Awards previously granted may extend beyond that date in accordance with their terms.

17. Compliance with Section 16. With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member into compliance with Rule 16b-3, such provision will be deemed null and void as to such transaction to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, such provision or action will be deemed null and void as to such Members to the extent permitted by law and deemed advisable by the Committee.

CANTEL MEDICAL CORP.
150 CLOVE ROAD, 9TH FLOOR
LITTLE FALLS, NJ 07424

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CANTEL MEDICAL CORP.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Charles M. Diker	☐	☐	☐
1b. Alan R. Batkin	☐	☐	☐
1c. Ann E. Berman	☐	☐	☐
1d. Mark N. Diker	☐	☐	☐
1e. Anthony B. Evnin	☐	☐	☐
1f. Laura L. Forese	☐	☐	☐
1g. George L. Fotiades	☐	☐	☐
1h. Ronnie Myers	☐	☐	☐
1i. Karen N. Prange	☐	☐	☐
1j. Peter J. Pronovost	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. Advisory vote to approve Named Executive Officer compensation.	☐	☐	☐
3. Consider and approve the Cantel Medical Corp. 2020 Equity Incentive Plan.	☐	☐	☐
4. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2021.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date